Filed Pursuant to Rule 424(B)(3) and 424(c) File No. 333-189343
PROSPECTUS SUPPLEMENT NO. 1

KRAIG BIOCRAFT LABORATORIES, INC.

73,853,414 shares of Class A Common Stock

This prospectus supplement amends the prospectus dated June 25, 2013 that relates to the resale of up to 73,853,414 shares of the common stock of Kraig Biocraft Laboratories, Inc., a Wyoming corporation, which shares will be offered and sold by the selling shareholder, Calm Seas Capital, LLC, a Nevada limited liability company (“Calm Seas”), pursuant to (i) a “put right” under a letter agreement for an equity line financing, that we entered into with Calm Seas on June 28, 2011 (the “2011 Letter Agreement”), and (ii) a “put right” under a letter agreement for an equity line financing, that we entered into with Calm Seas on April 30, 2013 (the “2013 Letter Agreement” and together with the 2011 Letter Agreement, the “Letter Agreements”).

This prospectus supplement is being filed to include the information set forth in (i) Amendment No. 1 to Quarterly Report on Form 10-Q/A filed on December 24, 2014, and (ii) Amendment No. 1 to Annual Report on Form 10-K/A filed on December 24, 2014, which are set forth below. This prospectus supplement should be read in conjunction with the prospectus dated June 25, 2013, which is to be delivered with this prospectus supplement.

All of the shares of Common Stock issued to the selling stockholder may be sold by the selling stockholder. It is anticipated that the selling stockholder will sell these shares of Common Stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” beginning on page 18 of the prospectus). We will not receive any proceeds from the sales by the selling stockholder.   We will pay all of the registration expenses incurred in connection with this offering, but the selling stockholder will pay any selling commissions, brokerage fees and related expenses.

Our shares of Class A common stock are traded on the Over-the-Counter Markets (the “OTCQB”) under the symbol “KBLB.PK.” On January 24, 2014, the closing sale price of our common stock was $0.059 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page 5 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement No. 1 is January 27, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q/A

(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________ to __________

Commission File Number 333-146316

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	83-0459707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 N. Washington Square, Suite 805, Lansing, Michigan 48933
(Address of principal executive offices) (Zip Code)

(517) 336-0807
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑   No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑   No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐   No ☑

There were 606,061,347 shares of the registrant’s common stock, no par value, outstanding as of May 14, 2013.

TABLE OF CONTENTS

		Page
PART I - Financial Information

Item 1.	Financial Statements.	F-2

	Condensed Balance Sheets as of March 31, 2013 (Unaudited) and December 31, 2012 (Restated)	F-2

	Condensed Statements of Operations for the three months ended March 31, 2013 and 2012 (Unaudited) and for the period from April 25, 2006 (Inception) to March 31, 2013 (Restated) (Unaudited)	F-3

	Condensed Statement of Changes in Stockholders’ Deficit for the period from April 25, 2006 (Inception) to March 31, 2013 (Restated) (Unaudited)	F-4

	Consolidated Statements of Cash Flows for the three months ended March 31, 2013 and 2012 (Unaudited) and for the period from April 25, 2006 (Inception) to March 31, 2013 (Restated) (Unaudited)	F-5

	Notes to Condensed Financial Statements (Restated) (Unaudited)	F-6 - F-24

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.	3

Item 4.	Controls and Procedures	7

PART II - Other Information

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	8

Item 4.	Submission of Matters to a Vote of Security Holders	8

Item 6.	Exhibits.	9

Signatures		10

Exhibits/Certifications

Explanatory Note

As previously reported in the current report on Form 8-K filed by Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”) with the SEC on November 7, 2013, on November 6, 2013, the Board of Directors of the Company, concluded, based on the recommendation of management, that issuance of certain warrants to purchase 10,000,000 shares of common stock (the “Warrants”) to a consultant valued at $400,000 using the Black-Scholes option pricing model had not been accounted for in the financial statements of the Company for the fiscal year ended December 31, 2012, which financial statements should therefore be restated to correct this error. Consequently, the condensed financial statements of the Company for the fiscal quarters ended March 31, 2013 and June 30, 2013 included in the Company’s quarterly reports on Form 10-Q filed with the Commission on May 15, 2013 and August 19, 2013, respectively, contained the same error.

The Company is filing this Amendment No. 1 to Quarterly Report on Form 10-Q/A (the "Amended Filing") to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, originally filed with the Securities and Exchange Commission (the "SEC") on May 15, 2013 (the "Original Filing"), to include its restated financial statements for the fiscal quarter ended March 31, 2013. Except as described above, no other changes have been made to the Original Filing and have not been included in this Amended Filing. In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, new certifications by our Principal Executive Officer, and Principal Financial Officer and Principal Accounting Officer are filed as Exhibits 31.1 and 32.1.

This Amended Filing does not reflect events that occurred after the Original Filing or modify or update those disclosures affected by subsequent events. This Amended Filing should be read in conjunction with the Original Filing and the Company's other filings made with the SEC subsequent to the filing of the Original Filing.

PART 1 - FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

Kraig Biocraft Laboratories, Inc.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	4	CONDENSED BALANCE SHEETS AS OF MARCH 31, 2013 (UNAUDITED) AND DECEMBER 31, 2012 (RESTATED).

PAGE	5	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO MARCH 31, 2013 (RESTATED) (UNAUDITED).

PAGES	6	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO MARCH 31, 2013 (RESTATED) (UNAUDITED).

PAGE	7	CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO MARCH 31, 2013 (RESTATED) (UNAUDITED).

PAGES	8-29	NOTES TO CONDENSED FINANCIAL STATEMENTS (RESTATED) (UANUDITED).

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
 Condensed Balance Sheets

ASSETS

	March 31, 2013	December 31, 2012
	(Unaudited)	(Restated)
Current Assets
Cash	$134,602	$53,782
Prepaid expenses	4,485	2,270
Loan receivable	6,000	6,000
Interest receivable	238	192
Total Current Assets	145,325	62,244

Property and Equipment, net	15,131	16,508

Total Assets	$160,456	$78,752

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$357,238	$329,226
Current portion of loan payable	5,119	4,377
Royalty agreement payable - related party	66,000	66,000
Accrued expenses - related party	883,825	804,187
Loan payable - related party	150,000	-
Total Current Liabilities	1,462,182	1,203,790

Long Term Liabilities
Convertible note payable - net of debt discount	5,000	5,000
Loan payable, net of current portion	2,951	4,378

Total Liabilities	1,470,133	1,213,168

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value; unlimited shares authorized,
none issued and outstanding	-	-
Common stock Class A, no par value; unlimited shares authorized,
605,176,913 and 603,269,838 shares issued and outstanding, respectively	6,460,920	6,360,920
Common stock Class B, no par value; unlimited shares authorized,
no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	1,320,337	1,320,337
Deficit accumulated during the development stage	(9,112,934)	(8,837,673)
	.
Total Stockholders' Deficit	(1,309,677)	(1,134,416)

Total Liabilities and Stockholders' Deficit	$160,456	$78,752

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

			For the Period from April 25, 2006
	For the Three Months Ended		(Inception) to
	March 31, 2013	March 31, 2012	March 31, 2013
			(Restated)

Revenue	$-	$-	$-

Operating Expenses
General and Administrative	27,544	60,830	1,967,043
Public Relations	-	-	619,890
Amortization of Debt Discount	-	-	120,000
Professional Fees	16,867	21,597	351,942
Officer's Salary	58,989	55,650	1,662,503
Contract Settlement	-	-	107,143
Research and Development	155,283	-	1,457,292
Total Operating Expenses	258,683	138,077	6,285,813

Loss from Operations	(258,683)	(138,077)	(6,285,813)

Other Income/(Expenses)
Other income	-	-	7,881
Interest income	47	45	239
Change in fair value of embedded derivative liability	-	-	(2,790,185)
Change in fair value of embedded derivative liability-related party	-	-	119,485
Interest expense	(16,625)	-	(164,538)
Total Other Income/(Expenses)	(16,578)	45	(2,827,118)

Net (Income) Loss before Provision for Income Taxes	(275,261)	(138,032)	(9,112,931)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$(275,261)	$(138,032)	$(9,112,931)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	603,980,849	587,939,504

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders Deficit
 For the period from April 25, 2006 (inception) to March 31, 2013
(Unaudited)

							Common Stock -				Deficit
	Preferred Stock		Common Stock - Class A		Common Stock - Class B		Class A Shares To be issued				Accumulated during
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deferred Compensation	Development Stage	Total

Balance, April 25, 2006	-	$-	-	$-	-	$-	-	$-	$-	-	$-	$-

Stock issued to founder	-	-	332,292,000	180	-	-	-	-	-	-	-	180

Stock issued for services ($.01/share)	-	-	17,500,000	140,000	-	-	-	-	-	-	-	140,000

Stock issued for services ($.01/share)	-	-	700,000	5,600	-	-	-	-	-	-	-	5,600

Stock contributed by shareholder	-	-	(11,666,500)	-	-	-	-	-	-	-	-	-

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Fair value of warrants issued	-	-	-	-	-	-	-	-	126,435	-	-	126,435

Net Loss	-	-	-	-	-	-	-	-	-	-	(530,321)	(530,321)

Balance, December 31, 2006	-	-	338,833,500	146,180	-	-	-	-	126,435	-	(530,321)	(257,706)

Stock issued for cash ($.01/share)	-	-	1,750,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	12,000,000	103,000	-	-	-	-	-	-	-	103,000

Stock issued for cash ($.0003/share)	-	-	9,000,000	3,000	-	-	-	-	-	-	-	3,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000
												-
Stock issued for services ($.01/share)	-	-	2,000,000	16,000	-	-	-	-	-	-	-	16,000

Stock issued for cash ($.01/share)	-	-	13,125,000	105,000	-	-	-	-	-	-	-	105,000

Stock issued for cash ($.003/share)	-	-	80,495,000	241,485	-	-	-	-	-	-	-	241,485

Stock issued for cash ($.003/share)	-	-	200,000	600	-	-	-	-	-	-	-	600

Stock issued for cash ($.003/share)	-	-	8,300,000	24,900	-	-	-	-	-	-	-	24,900

Stock issued for cash ($.003/share)	-	-	25,000	75	-	-	-	-	-	-	-	75

Stock issued for cash ($.003/share)	-	-	120,000	360	-	-	-	-	-	-	-	360

Stock issued for cash ($.003/share)	-	-	1,025,000	3,075		-		-	-	-	-	3,075

Stock issued in connection to cash offering	-	-	28,125,000	84,375	-	-	-	-	(84,375)	-	-	-

Stock issued for services ($.01/share)	-	-	600,000	6,000	-	-	-	-	-	-	-	6,000

Net loss, for the year ended December 31, 2007	-	-	-	-	-	-	-	-	-	-	(472,986)	(472,986)

Balance, December 31, 2007	-	-	499,348,500	779,050	-	-	-	-	42,060	-	(1,003,307)	(182,197)

Stock issuable for services ($.01/share)	-	-	-	-	-	-	400,000	4,000	-	-	-	4,000

Net loss, for the year ended December 31, 2008	-	-	-	-	-	-	-	-	-	-	(1,721,156)	(1,721,156)

Balance, December 31, 2008	-	-	499,348,500	779,050	-	-	400,000	4,000	42,060	-	(2,724,463)	(1,899,353)

Stock issued for cash ($.01/share)	-	-	2,500,000	25,000	-	-	-	-	-	-	-	25,000

Stock issued for cash ($.008/share)	-	-	366,599	3,000	-	-	-	-	-	-	-	3,000

Stock issued for services	-	-	280,000	14,000	-	-	722,311	18,000	-	-	-	32,000

Stock issued for services	-	-	-	-	-	-	10,000,000	200,000	-	(103,333)	-	96,667

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	-	(1,432,091)	(1,432,091)

Balance, December 31, 2009	-	-	502,495,099	821,050	-	-	11,122,311	222,000	42,060	(103,333)	(4,156,554)	(3,174,777)

Stock issued for services ($.01/share)	-	-	540,000	5,400	-	-	-	-	-	(5,000)	-	400

Stock issued for services ($.02/share)	-	-	17,885,915	334,000	-	-	-	-	-	-	-	334,000

Stock issued for services ($.08/share)	-	-	387,500	31,000	-	-	-	-	-	-	-	31,000

Stock issued for services ($.15/share)	-	-	200,000	30,000	-	-	-	-	-	-	-	30,000

Stock issued for services ($.05/share)	-	-	280,000	14,000	-	-	-	-	-	-	-	14,000

Warrants issued for services	-	-	-	-	-	-	-	-	168,000	(168,000)	-	-

Stock issued in connection with convertible note conversion	-	-	5,694,451	100,000	-	-	-	-	-	-	-	100,000

Stock issued in connection with convertible note conversion	-	-	854,169	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.02/share)	-	-	10,000,000	200,000	-	-	(10,000,000)	(200,000)	-	-	-	-

Stock issued for cash ($.01/share)	-	-	4,000,000	28,632	-	-	-	-	-	-	-	28,632

Stock issued for cash ($.02/share)	-	-	3,667,316	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.08/share)	-	-	1,179,245	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.06/share)	-	-	1,157,407	75,000	-	-	-	-	-	-	-	75,000

Exercise of 6,000,000 warrants in exchange for stock	-	-	5,177,801	10,000	-	-	-	-	677,908	-	-	687,908

Deferred compensation realized	-	-	-	-	-	-	-	-	-	250,333	-	250,333

Forgiveness of accrued payable to related party	-	-	-	-	-	-	-	-	499,412			499,412

Forgiveness of derivative liability to related party	-	-	-	-	-	-	-	-	2,102,795			2,102,795

Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-	-	-	(1,782,888)	(1,782,888)

Balance, December 31, 2010	-	-	553,518,903	1,834,082	-	-	1,122,311	22,000	3,490,175	(26,000)	(5,939,442)	(619,185)

Stock issued for cash ($.06/share)	-	-	1,470,588	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.05/share)	-	-	2,083,333	100,000	-	-	-	-	-	-	-	100,000

Stock issued for services ($.07/share)	-	-	1,000,000	70,000	-	-	-	-	-	-	-	70,000

Stock issued for services ($.07/share)	-	-	1,029,412	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.07/share)	-	-	1,420,455	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.07/share)	-	-	1,372,119	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.08/share)	-	-	1,314,406	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.06/share)	-	-	1,543,210	100,000	-	-	-	-	-	-	-	100,000

Stock issued for license ($0.11/share)	-	-	2,200,000	242,000	-	-	-	-	-	-	-	242,000

Exercise of 20,000,000 warrants in exchange for stock	-	-	19,767,985	2,569,838	-	-	-	-	(2,569,838)	-	-	-

Deferred compensation realized	-	-	-	-	-	-	-	-	-	26,000	-	26,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	-	-	-	-	(1,295,310)	(1,295,310)

Balance, December 31, 2011	-	-	586,720,411	5,385,920	-	-	1,122,311	22,000	920,337	-	(7,234,752)	(906,495)

Stock issued for cash ($0.06/share)	-	-	1,562,500	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,403,846	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,155,172	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.02/share)	-	-	1,004,832	25,000	-	-	-	-	-	-	-	25,000

Shares issued for services ($0.10/share)	-	-	3,000,000	300,000	-	-	-	-	-	-	-	300,000

Shares issued for services ($0.06/share)	-	-	300,000	18,000	-	-	-	-	-	-	-	18,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.04/Share)	-	-	1,000,000	40,000	-	-	-	-	-	-	-	40,000

Warrants issued for services	-	-	-	-	-	-	-	-	400,000	-	-	400,000

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	-	-	-	-	(1,602,921)	(1,602,921)

Balance, December 31, 2012 ( Restated)	-	-	603,269,838	6,360,920	-	-	1,122,311	22,000	1,320,337	-	(8,837,673)	(1,134,416)

Stock issued for cash ($0.05/share)	-	-	961,538	50,000	-	-	-	-	-	-	-	50,000

Stock issued for cash ($0.05/share)	-	-	945,537	50,000	-	-	-	-	-	-	-	50,000

Net loss for the three months ended March 31, 2013	-	-	-	-	-	-	-	-	-	-	(275,261)	(275,261)

Balance, March 31, 2013	-	$-	605,176,913	$6,460,920	-	$-	1,122,311	$22,000	$1,320,337	$-	$(9,112,934)	$(1,309,677)

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

			For the Period from April 25, 2006
			(Inception) to
	For the Three Months Ended March 31,		March 31,
	2013	2012	2013
			(Restated)
Cash Flows From Operating Activities:
Net Loss	$(275,261)	$(138,032)	$(9,112,931)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	1,377	1,388	12,783
Stock issuable for services	-	-	22,000
Change in Fair Value of Derivative Liability	-	-	2,790,703
Stock issued for services	-	-	1,458,180
Warrants issued to employees	-	-	126,435
Warrants issued to consultants	-	-	568,000
Deferred compensation realized	-	-	200,000
Changes in operating assets and liabilities:
(Increase)Decrease in prepaid expenses	(2,215)	-	(4,485)
Increase in accrued expenses and other payables - related party	79,634	95,069	1,449,233
Increase in accounts payable	28,014	24,340	357,238
Net Cash Used In Operating Activities	(168,451)	(17,235)	(2,132,844)

Cash Flows From Investing Activities:
Loan receivable	-	-	(6,000)
Interest receivable	(46)	(45)	(238)
Purchase of Fixed Assets and Domain Name	-	-	(27,914)
Net Cash Used In Investing Activities	(46)	(45)	(34,152)

Cash Flows From Financing Activities:
Proceeds from Notes Payable - Stockholder	150,000	-	150,000
Proceeds from issuance of convertible note	-	-	120,000
Loan payable	(683)	(934)	8,071
Proceeds from issuance of common stock	100,000	100,000	2,023,527
Net Cash Provided by Financing Activities	249,317	99,066	2,301,598

Net Increase (Decrease) in Cash	80,820	81,786	134,602

Cash at Beginning of Period	53,782	195,409	-

Cash at End of Period	$134,602	######	$134,602

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$-	########	$2,569,838
Shares issued in connection with convertible note payable	$-	$-	$115,000
Beneficial conversion feature on convertible notes and related debt discount	$-	$-	$120,000

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)  Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share (Restated)

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification No. 260, “Earnings per Share.”  As of March 31, 2013 and 2012, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share at  March 31, 2013 and December 31, 2012 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	March 31, 2013	December 31, 2012

Stock Warrants (Exercise price - $0.001/share)	10,000,000	10,000,000

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Effective January 1, 2009, the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all federal or state income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of December 31, 2012 and 2011 there were no amounts that had been accrued in respect to uncertain tax positions.

None of the Company’s federal or state income tax returns is currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However, fiscal years 2009 and later remain subject to examination by the IRS and respective states.

(G) Derivative Financial Instruments

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(H) Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

(J) Recent Accounting Pronouncements

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2012. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

(K) Reclassification

The 2013 financial statements have been reclassified to conform to the 2012 presentation.

 (L) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the three months ended March 31, 2013 and 2012.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

NOTE 2   RESTATEMENT OF FINANCIAL STATEMENTS

The audited financial statements  for the year ended December 31, 2012, filed with the SEC on  April 15, 2013, have been restated as a result of management’s determination that the Company’s accounting treatment pertaining to the issuance of 10,000,000 warrants to consultant with a fair value of $400,000 should be recorded as a public relations expense (See Note 8(E)).

The effect of the restatement on our previously issued audited financial statements as of December 31, 2012 is as follows:

	RESTATED BALANCE SHEET

	As Reported	Adjustments	Restated

Total Assets	$78,752	$-	$78,752

Total Liabilities	$1,213,168	$-	$1,213,168

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value; unlimited shares authorized,
none issued and outstanding	-	-	-
Common stock Class A, no par value; unlimited shares authorized,
603,269,838 and 586,720,411 shares issued and outstanding, respectively	6,360,920	-	6,360,920
Common stock Class B, no par value; unlimited shares authorized,
no shares issued and outstanding	-	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	-	22,000
Additional paid-in capital	920,337	400,000	1,320,337
Deferred Compensation	-	-	-
Deficit accumulated during the development stage	(8,437,673)	(400,000)	(8,837,673)
	.
Total Stockholders' Deficit	(1,134,416)	-	(1,134,416)

Total Liabilities and Stockholders' Deficit	$78,752	$-	$78,752

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	RESTATED STATEMENT OF OPERATIONS

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	379,326		379,326
Public Relations	-	400,000	400,000
Amortization of Debt Discount	-		-
Professional Fees	48,667		48,667
Officer's Salary	267,120		267,120
Contract Settlement	-		-
Research and Development	465,293		465,293
Total Operating Expenses	1,160,406	400,000	1,560,406
			-
Loss from Operations	(1,160,406)	(400,000)	(1,560,406)
			-
Other Income/(Expenses)			-
Other income	3,000		3,000
Interest income	192		192
Change in fair value of embedded derivative liability	-		-
Change in fair value of embedded derivative liability-related party	-		-
Interest expense	(45,707)		(45,707)
Other expense	-		-
Total Other Income/(Expenses)	(42,515)	-	(42,515)
			-
Net (Income) Loss before Provision for Income Taxes	(1,202,921)	(400,000)	(1,602,921)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(1,202,921)	$(400,000)	$(1,602,921)
			-
Net Income (Loss) Per Share - Basic and Diluted	$(0.00)		$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	596,143,581		596,143,581

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	RESTATED STATEMENT OF OPERATIONS

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	1,939,502		1,939,502
Public Relations	219,890	400,000	619,890
Amortization of Debt Discount	120,000		120,000
Professional Fees	335,075		335,075
Officer's Salary	1,603,514		1,603,514
Contract Settlement	107,143		107,143
Research and Development	1,302,009		1,302,009
Total Operating Expenses	5,627,133	400,000	6,027,133
			-
Loss from Operations	(5,627,133)	(400,000)	(6,027,133)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	192		192
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(147,913)		(147,913)
Total Other Income/(Expenses)	(2,810,540)	-	(2,810,540)
			-
Net (Income) Loss before Provision for Income Taxes	(8,437,673)	(400,000)	(8,837,673)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(8,437,673)	$(400,000)	$(8,837,673)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	RESTATED STATEMENTS OF CASH FLOWS

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(1,202,921)	$(400,000)	$(1,602,921)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	5,583		5,583
Stock issuable for services	-		-
Change in Fair Value of Derivative Liability	-		-
Stock issued for services	550,000		550,000
Warrants issued to employees	-		-
Warrants issued to consultants	-	400,000	400,000
Deferred compensation realized	-		-
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
(Increase)Decrease in other receivables			-
Increase in accrued expenses and other payables - related party	238,977		238,977
Increase in accounts payable	(152,291)		(152,291)
Net Cash Used In Operating Activities	(562,922)	-	(562,922)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	RESTATED STATEMENTS OF CASH FLOWS

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(8,437,673)	$(400,000)	$(8,837,673)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	11,406		11,406
Stock issuable for services	22,000		22,000
Change in Fair Value of Derivative Liability	2,790,703		2,790,703
Stock issued for services	1,458,180		1,458,180
Warrants issued to employees	126,435		126,435
Warrants issued to consultants	168,000	400,000	568,000
Deferred compensation realized	200,000		200,000
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
Increase in accrued expenses and other payables - related party	1,369,600		1,369,600
Increase in accounts payable	329,226		329,226
Net Cash Used In Operating Activities	(1,964,393)	-	(1,964,393)

Note:

1.  Adjustment to recongnize 10,000,000 warrants issued to consultant on November 21, 2012, with fair value of $400,000 (See Note 7(E)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

The effect of the restatement on our previously issued unaudited financial statements as of March 31, 2013 and June 30, 2013 is as follows:

	RESTATED STATEMENT OF OPERATIONS

	For the Period from April 25, 2006 (Inception) to March 31, 2013		For the Period from April 25, 2006 (Inception) to March 31, 2013
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	1,967,043		1,967,043
Public Relations	219,890	400,000	619,890
Amortization of Debt Discount	120,000		120,000
Professional Fees	351,942		351,942
Officer's Salary	1,662,503		1,662,503
Contract Settlement	107,143		107,143
Research and Development	1,457,292		1,457,292
Total Operating Expenses	5,885,813	400,000	6,285,813
			-
Loss from Operations	(5,885,813)	(400,000)	(6,285,813)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	192		192
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(164,538)		(164,538)
Total Other Income/(Expenses)	(2,827,165)	-	(2,827,165)
			-
Net (Income) Loss before Provision for Income Taxes	(8,712,978)	(400,000)	(9,112,978)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(8,712,978)	$(400,000)	$(9,112,978)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	RESTATED STATEMENT OF OPERATIONS

	For the Period from April 25, 2006 (Inception) to June 30, 2013		For the Period from April 25, 2006 (Inception) to June 30, 2013
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	2,000,326		2,000,326
Public Relations	219,890	400,000	619,890
Amortization of Debt Discount	120,000		120,000
Professional Fees	380,547		380,547
Officer's Salary	1,721,402		1,721,402
Contract Settlement	107,143		107,143
Research and Development	1,622,059		1,622,059
Total Operating Expenses	6,171,367	400,000	6,571,367
			-
Loss from Operations	(6,171,367)	(400,000)	(6,571,367)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	239		239
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(181,974)		(181,974)
Total Other Income/(Expenses)	(2,844,554)	-	(2,844,554)
			-
Net (Income) Loss before Provision for Income Taxes	(9,015,921)	(400,000)	(9,415,921)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(9,015,921)	$(400,000)	$(9,415,921)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

NOTE 3   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has a working capital deficiency of $1,316,857 and stockholders’ deficiency of $1,309,677 and used $2,132,844 of cash in operations from inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4   EQUIPMENT

         At March 31, 2013 and 2012 equipment is as follows:

	As of March 31, 2013	As of December 31, 2012

Automobile	$25,828	$25,828
Office Equipment	2,086	2,086
Less Accumulated Depreciation	(12,783)	(11,406)

Total Property and Equipment	$15,131	$16,508

Depreciation and amortization expense for the three months ended March 31, 2013 and 2012 was $1,377 and $1,388 respectively.

NOTE 5   CONVERTIBLE DEBT, DEBT DISCOUNT AND FAIR VALUE MEASUREMENT OF DERIVATIVE FINANCIAL INSTRUMENTS

On July 17, 2009, the Company entered into an agreement with an investor group where the Company will issue up to $120,000 in convertible units.  The debentures will be in the face amount of $10,000 each, mature on December 31, 2010, bear interest at the rate of 5% simple interest per annum, payable at maturity or convertible with the principal, and the principal and interest shall be convertible at the option of the holder at a fixed price of $0.018 per share.  Each debenture shall have a warrant attached exercisable for the purchase of 500,000 shares of common stock.  The warrants shall expired on December 31, 2011, have a cashless exercise provision, and be exercisable at a fixed price of $0.02.  The agreement also requires the investment group to purchase up to $1,000,000 of common stock monthly at the lesser of $75,000 or 200% of the average daily volume multiplied by the average of the daily closing prices for the ten days immediately preceding the exercise date.  Each investment by the investment group is priced at the lowest closing “bid” price of the common stock during the five days immediately before the investment.  The term of the funding shall be the earlier of (a) the drawing down of the entire $1,000,000 or (b) 24 months after the Effective Date, July 17, 2011.  In addition, the Company is required to file and maintain an effective registration statement covering the convertible units, cannot issue more than 5% of its common stock outstanding without the investor group’s consent and must maintain a contractual relationship with a public relations firm, which is related to the investor group (see Note 6(D)). The Company has issued $120,000 of convertible debt to date.   On July 21, 2010, the issuance of 1,799,434 shares was approved by the board of directors in exchange for the $15,000 specified in the put notice (See Note 9).

The $120,000 convertible debt instrument was determined to have a separate derivative liability instrument requiring bifurcation and the computation of fair value. The conversion price per share equals to the lower of the conversion price and the average closing bid price of the common stock during the 20 trading days prior to and including the date on which the conversion notice is delivered to the holder, however, the mandatory Conversion price shall not be less than $0.005. The Company calculated the estimated fair values of the liabilities for warrant derivative instruments and embedded conversion option derivative instruments with the Black-Scholes option pricing model.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

The fair value of the embedded conversion options at the commitment date was $251,919.  Of the total, $120,000 was assigned to debt discount and $131,919 was recorded as a derivative expense.

On February 11, 2010 the Company authorized the issuance of 5,694,451 shares of Common Stock for the exercise price of $0.02/share in exchange for $100,000 in convertible note payable and on April 6, 2010 the Company authorized the issuance of 854,169 shares of Common Stock for the exercise price of $0.02/share in exchange for $15,000 in convertible note payable.

At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated.  Accordingly, at December 31, 2010, the Company determined that no derivative liability existed in connection to the outstanding remaining debt of $5,000.

In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $2,466.  The Company also recorded $92,600 for the amortization of debt discount in interest expense on the statement of operations.  The debt discount is being amortized over the life of the convertible debt.

NOTE 6   LOAN PAYABLE

On December 8, 2010 the Company entered into a five year loan agreement with the principal loan amount of $15,828.24. The loan carries an interest rate of 6.94%, and is secured by an automobile.

NOTE 7   LOAN PAYABLE – RELATED PARTY

On February 25, 2013 the Company received $150,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At March 31, 2013 the Company recorded interest expense and related accrued interest payable of $412.

NOTE 8    STOCKHOLDERS’ DEFICIT

(A)        Common Stock Issued for Cash

On April 28, 2006, the Company issued 8,000 shares of common stock for cash of $400 ($0.05 per share).

On January 8, 2007 the Company issued 1,750,000 shares of common stock for $15,000 ($0.01/share).  This agreement was subsequently terminated effective May 23, 2007.

 On January 22, 2007 the Company issued 12,000,000 shares of common stock for $103,000 ($0.01/share).   In addition, 9,000,000 shares were issued for $3,000 ($0.0003/share).

On April 4, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On April 20, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On May 18, 2007, the Company issued 13,125,000 shares of common stock for cash of $105,000 ($0.01 per share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

On August 28, 2007 the Company entered into a stock purchase agreement to issue 80,495,000 shares common stock in the amount of $241,485 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 200,000 shares common stock in the amount of $600 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 8,300,000 shares common stock in the amount of $24,900 ($0.003/share).

On September 1, 2007 the Company entered into a stock purchase agreement to issue 25,000 shares common stock in the amount of $75 ($0.003/share).

On September 5, 2007 the Company entered into a stock purchase agreement to issue 120,000 shares common stock in the amount of $360 ($0.003/share).

On September 12, 2007 the Company entered into a stock purchase agreement to issue 1,025,000 shares common stock in the amount of $3,075 ($0.003/share).

In accordance with the May 2007 stock purchase agreement which contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months, the Company has issued 28,125,000 additional shares through May 2008 as a result of the subsequent stock issuances at $0.003/share.

On April 24, 2009 the Company issued 2,000,000 shares of common stock for $20,000 ($0.01/share).

On May 22, 2009, the Company issued 500,000 shares of common stock for $5,000 ($0.01/share).

On September 30, 2009, the Company issued 366,599 shares of common stock for $3,000 ($0.01/share).

On May 18, 2010, the Company issued 4,000,000 shares of common stock for cash of $21,642 and in exchange of $6,990 in note payables ($0.007158 per share).

On July 21, 2010, the Company issued 1,875,000 shares of common stock for $15,000 ($0.008/share).

On September 10, 2010, the Company issued 1,351,351 shares of common stock for $20,000 ($0.0148/share).

On September 22, 2010, the Company issued 1,286,765 shares of common stock for $35,000 ($0.0272/share).

On October 15, 2010, the Company issued 1,179,245 shares of common stock for $100,000 ($0.084/share).

On December 7, 2010, the Company issued 1,157,407 shares of common stock for $75,000 ($0.065/share).

On January 25, 2011 the Company issued 1,470,588 shares of common stock for $100,000 ($0.068/share).

On March 22, 2011 the Company issued 2,083,333 shares of common stock for $100,000 ($0.048/share).

On April 18, 2011 the Company issued 1,029,412 shares of common stock for $70,000 ($0.07/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)
On April 22, 2011 the Company issued 1,420,455 shares of common stock for $100,000 ($0.07/share).

On September 22, 2011, the Company issued 1,372,119 shares of common stock for $100,000 ($0.07/share).

On November 9, 2011, the Company issued 1,314,406 shares of common stock for $100,000 ($0.08/share).

On December 16, 2011, the Company issued 1,543,210 shares of common stock for $100,000 ($0.06/share).

On January 20, 2012, the Company issued 1,562,500 shares of common stock for $100,000 ($0.06/share).

On April 19, 2012, the Company issued 2,403,846 shares of common stock for $100,000 ($0.06/share).

On May 19, 2012, the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On June 29, 2012, the Company issued 2,155,172 shares of common stock for $100,000 ($0.04/share).

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 332,292,000 shares of common stock to its founder having a fair value of $180 ($0.000001/share) in exchange for intellectual property.  The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

(C) Common Stock Issued for Services

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 17,500,000 shares of common stock upon execution of the agreement. The Company also received a five-year call option from the license holder to repurchase 7,000,000 common shares at an exercise price of $150,000 or $.02 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock.  The call option expires May 4, 2011. As of June 30, 2011 the value of the stock was $.07 per share.  The Company does not have the obligation to repurchase the shares.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price.  Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share).   As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share).  On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).

On July 1, 2009, the issuance of 280,000 shares was approved by the board of directors as repayment for services previously provided to the Company by a consultant having a fair value of $14,000 ($0.05/share) in accordance with a consulting agreement (See Note 9(C)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement.  The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares were approved to be issued on November 19, 2009 for a fair value of $18,000 (See Note 9(C)).

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services.  On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days.  The Company started receiving services beginning October 5, 2009.  As of March 31, 2010 $200,000 was recorded (See Note 8(D)).

On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months once certain conditions are met.  As of March 31, 2010, $5,000 was recognized as deferred compensation (See Note9).

On May 21, 2010 the Company issued 40,000 shares with a fair value of $400 ($0.01/share) to a consultant for research and development services (See Note 9(C )).

On July 30, 2010 the Company issued 2,400,000 shares with a fair value of $30,000 ($0.0125/share) to a consultant for legal services incurred in behalf of the Company.

On August 26, 2010 the Company issued 280,000 shares with a fair value of $14,000 ($0.05/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past (See Note 9 (C)).

On August 26, 2010 the Company issued 4,500,000 shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services (See Note9 (C)).

On August 26, 2010 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 9 (C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support.  On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support.  On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 9(C)).

On September 23, 2010 the Company issued 387,500 shares with a fair value of $31,000 ($0.08/share) to a consultant for legal services incurred on behalf of the Company.

On April 1, 2011 the Company issued 1,000,000 shares with a fair value of $70,000 ($0.07/share) to a consultant for research and development services.

On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period for a research and development consulting agreement.

On October 28, 2011, the Company issued 2,200,000 shares of stock with a fair value of $242,000 ($0.11/share) to obtain the use of a license.

On May 24, 2012 the Company issued 3,200,000 shares with a fair value of $192,000 ($0.06/share) to a consultants for research and development services.

On May 24, 2012 the Company issued 300,000 shares with a fair value of $18,000 ($0.06/share) to a consultant for research and development services provided in the past.

On May 24, 2012 the Company issued 3,000,000 shares with a fair value of $300,000 ($0.10/share) to a consultant for research and development services provided in the past.

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)
On March 4, 2013 the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On February 19, 2013 the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 11,666,500 shares of common stock to the Company.  These shares were cancelled and retired.  Accordingly, the net effect on equity is $0.

(E) Common Stock Warrants (Restated)

During 2006, the Company issued 6,000,000 warrants to an officer under his employment agreement.   The Company recognized an expense of $126,435 for the period from inception to December 31, 2006.  The Company recorded the fair value of the warrants  based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately.   The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.

On July 29, 2010, the Company issued a warrant for 20,000,000 common shares in connection to a consulting agreement. The warrant was value at $200,000, the fair value of the services to be provided pursuant to the agreement. The warrant has a term of 2 years.

On October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

On November 21, 20112012, the Company issued 10-year warrants for 10,000,000 shares with a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered (See Notes 2 and 8(D)). The warrants had a fair value of $400,000, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	283.23%
Expected term	10 years
Risk free interest rate	1.69. %
Expected forfeitures	0%

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)

Balance, December 31, 2011	-	$-
Granted	10,000,000	0.001
Exercised
Cancelled/Forfeited	-	-
Balance, December 31, 2012	10,000,000	0.001	9.90
Granted	-	$-
Exercised	-	$-
Cancelled/Forfeited	-
Balance, March 31, 2013	10,000,000	$0.001	9.6

Intrinsic Value	990,000

For the three months ended March 31, 2013, the following warrants were outstanding:

			Weighted Average
Exercise	Warrants	Warrants	Remaining	Aggregate
Price	Outstanding	Exercisable	Contractual Life	Intrinsic Value

$0.001	10,000,000	10,000,000	9.649315068	$990,000

For the year ended December 31, 2012, the following warrants were outstanding:

			Weighted Average
Exercise	Warrants	Warrants	Remaining	Aggregate
Price	Outstanding	Exercisable	Contractual Life	Intrinsic Value

$0.001	10,000,000	10,000,000	9.895890411	$365,000

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

(F)  Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

(G) Stock Split Effected in the Form of a Stock Dividend

On March 23, 2009, the Company's Board of Directors declared a nine-for-one stock split to be effected in the form of a dividend.  The stock dividend was distributed to shareholders of record as of April 27, 2009.  A total of 449,773,650 shares of common stock were issued.  All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

NOTE 9   COMMITMENTS AND CONTINGENCIES (RESTATED)

On March 18, 2010, the Company entered into an addendum to the employment agreement whereby the Company will reimburse the employee and his family for up to $20,000 of out of pocket medical and dental care costs, including prescription costs or co-pays.

On September 30, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder.  The addendum also eliminated the various milestone achievement awards from the prior employment agreements.  In addition, the addendum reduced the interest rate to 3% per year.  Further, the conversion rights for unpaid back salary where amended whereby the principal shareholder has the option to convert any accured salary into Class “A” Common stock by dividing the dollar value of the debt to be converted to stock by the closing price of the stock on the date that the conversion notice is received by the Company.  This amemdment effectively eliminated any beneficial conversion features related to accrued salary of September 30, 2010.  In exchange the Company will issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012.  The agreement was subsequently extended to October 30, 2013.

On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015.  The term of the agreement is a five year period at an annual salary of $210,000.  There is a 6% annual increase.  The employee is also to receive a 20% bonsus based on the annual based salary.  Any stock, stock options bonuses have to be approved by the board of directors (See Note 9).

(B)License Agreement

On May 8, 2006, the Company entered into a license agreement.  Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter.  The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007.  Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. In addition, the Company is in negotiations with the University of Notre Dame for a research and development agreement. Upon successfully entering into such an agreement, the Company anticipates it could owe approximately $144,000.

The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

(C)Royalty and Research Agreements

On September 16, 2010, the Company entered into an agreement with a consultant for research and development.  On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 8(C)).

On September 16, 2010, the Company entered into an agreement with a consultant for research and development.  On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 8(C)).

On May 21, 2010 the Company entered into a three year consulting agreement for research and development.   Pursuant to the terms of the agreement, the Company is required to issue 40,000 shares upon the execution of the agreement and subsequently 10,000 shares per year during the three year term of the agreement.  The annual payment of 10,000 shares for the three years begins on Janaury15 of each of the next three years following the execution of this agreement.

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance.  As of June 30, 2011 the Company had accrued $17,000 of accounts payable for the services provided of which was paid in common stock on July 1, 2009 (See Note 7(C)).  As of June 30, 2011 the Company issued 280,000 shares of common stock in exchange for $14,000 of accounts payable for the services performed.  As of December 31, 2011, $12,000 was accrued for unpaid services provided during the year.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with FASB Accounting Standards Codification No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of March 31, 2010, the Company has recorded $120,000 in accrued expenses- related party.  On December 21, 2007 the officer extended the due date to July 30, 2008.  On May 30, 2008 the officer extended the due date to December 31, 2008.  On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer.  The due date was extended to March 31, 2011.  On September 8, 2009, a payment of $15,000 was paid to the officer. An additional payment of $10,000 was made on October 19, 2009 and December 1, 2009, respectfully.  Additionally, the accrued expenses are accruing 7% interest per year. On January 15, 2010 an additional payment of $10,000 was made.  During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the quarter ending September 30, 2012 an additional payment of $1,000 was made.  As of March 31, 2013 the outstanding balance is $66,000. As of March 31, 2013, the Company recorded interest expense and related accrued interest payable of $5,298 (See Note 10).

On February 1, 2007 the Company entered into a consulting agreement for research and development for period of one year at a cost of $150,000.  In April 2008, this agreement was extended through March 31, 2009 on a cost reimbursement basis.  Reimbursements are to be made quarterly and are not to exceed $35,000.  On March 1, 2010 the Company entered into a one year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company was  required to pay up to $150,000 in research and development fees on a cost reimbursement basis.   The agreement expired on February 28, 2011 (See Note 10).

On June 6, 2012 the Company entered into a consulting agreement for intellectual property and collaborative research and development with an American university.  The agreement covers ongoing research and development work performed by the university at the Company’s behest and with the Company’s assistance from May 1, 2011 and extending through April 30, 2013.  Pursuant to the terms of the agreement the Company will be required to pay approximately $637,984 for research and development over the two year period. For the year ended December 31, 2012 the Company paid $465,293 in research and development fees.  For the three months ended March 31, 2013 the Company paid $155,283 in research and development fees.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price.  Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share).   As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share).  On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).   On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement.  The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares approved to be issued in November 2009. On August 26, 2010, the Company entered into an addendum to the employment agreement where the monthly fee to the consultant was increased to $10,000 per month starting on September 1, 2010.  On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past In addition, On August 26, 2010 the Company issued 4,500,000 bonus shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services and 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 8(C) ).

(D)Consulting Agreement

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services.  On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days.  The Company started receiving services beginning October 5, 2009.  As of September 30, 2011, $200,000 was recorded as a consulting expense (See Note7(C)).

On January 15, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for 500,000 shares or $15,000.  On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months (See Note 8(C)).

On July 29, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 20,000,000 common shares. The value of the services was $200,000, which approximated fair value.  The agreement will remain in effect until January 29, 2011(See Note 8(E)).

On April 8, 2011 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company has to issue within 10 days following the effective date $70,000 worth of stock and pay a license fee of $30,000.  The Company has a five year right to exercise the option for a commercial medical license or the commercial textile license.  The fee for the first license is a $289,000 and shares equivalent in value to $675,000.  The fee for a second commercial license is $75,000 and shares equivalent in value to $175,000.  All payments are non-refundable. On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period.

On September 30, 2011 the Company entered into an addendum to an agreement with a consultant, superseding previous agreements, to provide research and development for a term of four years. Pursuant to the terms of the agreement, the Company will issue 3,000,000 shares of the Company’s common stock and replaces any stock currently owed to the consultant pursuant to consulting fee provisions of prior agreements.  Additionally the Company will issue one million shares of the Company’s common stock per year as a consulting fee on the annual anniversary of this agreement or at the Company’s option, pay an annual consulting fee of $100,000.  As of September 30, 2011, the fair value of the Company’s shares of common stock was $0.10 per share and the Company owed the consultant $130,000.  Accordingly, the Company has recorded an additional liability to the consultant of $170,000 as of September 30, 2011. For the year ended December 31, 2012 the Company issued 4,000,000 shares with a fair value of $340,000 to a consultant for research and development services provided in the past.

On November 9, 2012, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares. The agreement will remain in effect until May 27, 2013. (See Note 2).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

(E)Operating Lease Agreement

On April 1, 2012 the Company executed a one-year non-cancelable operating lease for its corporate office space. The lease began on April 1, 2012 and expires on March 31, 2013.   Total base rent due during the term of the lease is $12,000.

Rent expense for the three months ended March 31, 2013 is 3,328.

NOTE 10   RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matured on May 1, 2007. At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $776.   As of June 30, 2011, the loan principal was repaid in full.

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with In accordance with FASB Accounting Standards Codification No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of March 31, 2010, the Company has recorded $120,000 in royalty agreement payable- related party.  On December 21, 2007 the officer extended the due date to July 30, 2008.  On May 30, 2008 the officer extended the due date to March 31, 2009.  On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On March 30, 2010, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer.  On September 8, 2009, a payment of $15,000 was paid to the officer. On October 19, 2009 and December 1, 2009, $10,000 was paid to the officer respectfully.  An additional payment of $10,000 was made on January 15, 2010.  During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the year ended December 31, 2012 an additional payment of $1,000 was made. As of March 31, 2013, the outstanding balance is $66,000.  Additionally, the accrued expenses are accruing 7% interest per year.  As of March 31, 2013 the Company recorded interest expense and related accrued interest payable of $5,298 (See Note 9(C)).

As of March 31 2013, the Company owes $635,910 in accrued salary to principal stockholder.    On September, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder.  Also, the interest rate was reduced to 3% per year.  In exchange the Company will issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012.  The agreement was subsequently extended to October 31, 2013.  As of June 30, 2011, no accrued salary has been converted to Class “A” Common Stock.  On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015.    The term of the agreement is a five year period at an annual salary of $210,000.  There is a 6% annual increase.  The employee is also to receive a 20% bonsus based on the annual based salary.  Any stock, stock options bonuses have to be approved by the board of directors (See Note 8(A)).

On February 25, 2013 the Company received $150,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand. At March 31, 2013 the Company recorded interest expense and related accrued interest payable of $412.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2013
(UNAUDITED)

NOTE 11   SUBSEQUENT EVENTS(RESTATED)

Management has evaluated subsequent events through May 15, 2013, the date on which the financial statements were available to be issued.

On April 1, 2013 the Company issued 822,368 shares of common stock for $50,000 ($0.06/share).

On April 15, 2013 the Company issued 884,434 shares of common stock for $75,000 ($0.08/share).

ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained herein, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “plan” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to develop technology and products; changes in technology and the development of technology and intellectual property by competitors; the ability to protect technology and develop intellectual property; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this filing and investors are cautioned not to place undue reliance on such forward-looking statements.

Recent Developments

On April 30, 2013, the Company entered into a letter agreement for an equity line (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”). Under the Letter Agreement, during the commitment period we may put to Calm Seas up to an aggregate of $2,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest closing “bid” price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement. We may only put shares at the beginning of each calendar month, unless Calm Seas accepts an additional put (as described below). The dollar value that we will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $100,000. We will automatically withdraw our put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas. The commitment period starts on the date when a registration stamen covering the shares issuable under the Letter Agreement is declared effective by the SEC and ends on the earlier of (i) the drawing down of the entire commitment amount of $2,500,000 or (ii) a date that is 24 months after such effective date.

On the seventh business day after we deliver our put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to us by wire transfer.

Notwithstanding the $100,000 ceiling for each monthly put, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month. If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

»
We expect to spend approximately $35,000 per quarter through March 2014 on collaborative research and development of high strength polymers at the University of Notre Dame. We believe that this research is important to our product development. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Notre Dame’s laboratories.

»
We expect to spend approximately $13,700 on collaborative research and development of high strength polymers and spider silk protein at the University of Wyoming over the next twelve months. This level of research spending at the university is also a requirement of our licensing agreement with the university. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Wyoming’s laboratories.

»
We will actively consider pursuing collaborative research opportunities with other university laboratories in the area of high strength polymers. If our financing will allow, management will give strong consideration to increasing the depth of our research to include polymer production technologies that are closely related to our core research

»
We will consider buying an established revenue producing company which is operating in the textile arena, in order to broaden our financial base and facilitate the commercialization of our products. We expect to use a combination of stock and cash for any such purchase.

»
We will also actively consider pursuing collaborative research opportunities with both private and university laboratories in areas of research which overlap the company’s existing research and development. One such potential area for collaborative research which the company is considering is protein expression platforms. If our financing will allow, management will give strong consideration to increasing the breadth of our research to include protein expression platform technologies.

»	We plan to actively pursue collaborative product testing, manufacturing and marketing opportunities with companies in the textile industry.

»
We plan to actively pursue collaborative commercialization, marketing and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2013.

»	We plan to actively pursue the development of commercial scale production of our recombinant materials including Monster SilkTM.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

Three Months ended March 31, 2013 and 2012.

Revenue for the three months ended March 31, 2013 was $0. This compares to $0 in revenue for the three month period which ended March 31, 2012. Operating expenses for the three months ended March 31, 2013 and 2012 were $258,683 and $138,077, respectively. The primary reason for the increase was an increase in research and development spending. Research and development expenses for the three months ended March 31, 2013 and 2012 were $155,283 and $0, respectively. In addition, we had the following expenses during the three month periods which ended March 31, 2013 and 2012: general and administrative $27,544 and $60,830, respectively, professional fees $16,867 and $21,597, respectively, officer’s salary $58,989 and $55,650, respectively and public relations $0 and $0, respectively.

Capital Resources and Liquidity

As of March 31, 2013 we had $134,602 in cash compared to $277,195 as of March 31, 2012.

We believe we can not satisfy our cash requirements for the next twelve months with our current cash. Completion of our plan of operation is subject to attaining adequate financing. We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $1,200,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in obtaining financing, we may not be able to proceed with our business plan for the commercialization of our products and further research and development of new products. We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, "Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU 2011-04"). ASU 2011-04 defines fair value, clarifies a framework to measure fair value, and requires specific disclosures of fair value measurements. The guidance will be effective for interim and annual reporting periods beginning after January 1, 2012 and is required to be applied retrospectively. The Company does not believe the adoption of ASU 2011-04 will have a material impact on its financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures.

The Securities and Exchange Commission defines the term “disclosure controls and procedures” to mean controls and other procedures of an issuer that are designed to ensure that information required to be disclosed in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company maintains such a system of controls and procedures in an effort to ensure that all information which it is required to disclose in the reports it files under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified under the SEC's rules and forms and that information required to be disclosed is accumulated and communicated to principal executive and principal financial officers to allow timely decisions regarding disclosure.

The Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) (the Company’s principal financial and accounting officer), of the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures are not effective.

Changes in Internal Control over Financial Reporting.

In order to rectify our ineffective disclosure controls and procedures, we are developing a plan to ensure that all information will be recorded, processed, summarized and reported accurately, and as of the date of this report, we have taken the following steps to address the above-referenced material weaknesses in our internal control over financial reporting:

1.	We will continue to educate our management personnel to comply with the disclosure requirements of Securities Exchange Act of 1934 and Regulation S-K; and
2.	We will increase management oversight of accounting and reporting functions in the future.

PART II - OTHER INFORMATION

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On April 15, 2013 the Company issued 884,434 shares of common stock for $75,000 ($0.08/share).

The foregoing issuance of the shares was effectuated pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of the Company was held on April 17, 2013.  At the meeting, the following matters were submitted to a vote of the stockholders of the Company:

The approval of the amendment of the Articles of Incorporation of the Company to add:

-
a new Article 9 to read as follows: “Article 9. Any public notice or notice to the shareholders, including notice of meetings of the shareholders and notices which are permitted or required by law to shareholders, may be made by publication on the Company’s website, or by other electronic means, to the extent that such means of publication are allowed by applicable law.”

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a new Article 10 to read as follows: “Article 10.  Any action permitted to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.”

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a new Article 11 to read as follows: “Article 11. The Board of Directors is expressly authorized at any time, and from time to time, to (x) classify any unissued shares in one or more classes or in one or more series within a class, (y) reclassify any unissued shares of any class into one (1) or more classes or into one (1) or more series within one (1) or more classes, or (z) reclassify any unissued shares of any series of any class into one (1) or more classes or into one (1) or more series within a class; with such voting powers and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation, or any amendment thereto.”

A summary of votes is shown below:

For	Against	Abstain
325,792,413	None	None

ITEM 5.	OTHER INFORMATION

On April 30, 2013, the Company entered into a letter agreement for an equity line (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”).

Under the Letter Agreement, over a 24 month period from the Effective Date (as defined below) we may put to Calm Seas up to an aggregate of $2,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest closing “bid” price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement. We may only put shares at the beginning of each calendar month, unless Calm Seas accepts an additional put (as described below). The dollar value that we will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $100,000. We will automatically withdraw our put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas.

On the seventh business day after we deliver our put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to us by wire transfer.

Notwithstanding the $100,000 ceiling for each monthly put, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month. If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

We agreed to file a registration statement covering the resale by Calm Seas of the shares to be issued under the Letter Agreement (the “Registration Statement”). We may issue the first put notice to Calm Seas during the first 5 business days of the month following the month when the Registration Statement has been declared effective (the “Effective Date”).

The Letter Agreement will terminate when any of the following events occur:

●	Calm Seas has purchased an aggregate of $2,500,000 of our Class A common stock; or

●	The second anniversary from the Effective Date.

The foregoing description of the Letter Amendment is qualified in its entirety by the text of the Letter Agreement which is annexed hereto as Exhibit 10.1.

ITEM 6.	EXHIBITS

(a)    Exhibits

10.1	Letter Agreement dated April 30, 2012 by and between the Company and Calm Seas.

31.1
Certifications by the Chief Executive Officer and Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a) under the Securities Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certifications by the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document.

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

101.LAB	XBRL Label Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KRAIG BIOCRAFT LABORATORIES, INC.

Date: December 24, 2013	By:	/s/ Kim Thompson
Kim Thompson,
Chief Executive Officer and Chief Financial Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K/A

(Mark One)

☑   ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For The Fiscal Year Ended December 31, 2012

☐    TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File No. 333-146316

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of issuer as specified in its charter)

Wyoming	83-0459707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (517) 336-0807

Securities registered under Section 12(b) of the Exchange Act:  None.

Securities registered under Section 12(g) of the Exchange Act:  None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐    No  ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐   No   ☑
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☑   No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes  ☑   No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference Part III of this Form 10-K or any amendment to this Form 10-K.   ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes  ☐   No  ☑

The aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant on June 30, 2012 was approximately $16,511,500.  The aggregate market value was computed by reference to the last sale price of such common equity as of that date.

As of April 12, 2013, the registrant had 605,176,913 shares issued and outstanding.

Documents Incorporated by Reference: None.

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Explanatory Note

As previously reported in the current report on Form 8-K filed by Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company”) with the SEC on November 7, 2013, on November 6, 2013, the Board of Directors of the Company, concluded, based on the recommendation of management, that issuance of certain warrants to purchase 10,000,000 shares of common stock (the “Warrants”) to a consultant valued at $400,000 using the Black-Scholes option pricing model had not been accounted for in the financial statements of the Company for the fiscal year ended December 31, 2012, which financial statements should therefore be restated to correct this error.

The Company is filing this Amendment No. 1 to Annual Report on Form 10-K/A (the "Amended Filing") to our Annual Report on Form 10-K for the year ended December 31, 2012, originally filed with the Securities and Exchange Commission (the "SEC") on April 15, 2013 (the "Original Filing"), to include its restated audited financial statements for the fiscal year ended December 31, 2012 together with the audit opinion reissued by the Company’s independent registered public accounting firm, which had audited the financial statements of the Company for the fiscal year ended December 31, 2012. Except as described above, no other changes have been made to the original report and have not been included in this Amended Filing. In addition, as required by Rule 12b-15 under the Securities Exchange Act of 1934, new certifications by our Principal Executive Officer, and Principal Financial Officer and Principal Accounting Officer are filed as Exhibits 31.1 and 32.1.

This Amended Filing does not reflect events that occurred after the Original Filing or modify or update those disclosures affected by subsequent events. This Amended Filing should be read in conjunction with the Original Filing and the Company's other filings made with the SEC subsequent to the filing of the Original Filing.

“Kraig”, “Kraig Biocraft” “KBLB”, “the Company”, “we”, “us” and “our” refer to Kraig Biocraft Laboratories, Inc., a Wyoming corporation, unless the context otherwise requires.

PART I

ITEM 1. DESCRIPTION OF BUSINESS.

Overview

Kraig Biocraft Laboratories, Inc. is a corporation organized under the laws of Wyoming on April 25, 2006. We were organized to develop high strength fibers using recombinant DNA technology, for commercial applications in both the specialty fiber and technical textile industries. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products: aramid fibers and ultra high molecular weight polyethylene fiber. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the textile, specialty fiber and technical textile industries.

The Market

We are focusing our work on the creation of new fibers with unique properties including fibers with potential high performance and technical fiber applications. The performance fiber market is exemplified by two classes of product: aramid fibers, and ultra-high molecular weight polyethylene fiber. These products service the need for materials with high strength, resilience, and flexibility. Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

Among the users of performance fibers are the military and police, which employ them for ballistic protection. The materials are also used for industrial applications requiring superior strength and toughness, i.e. critical cables and abrasion/impact resistant components. Performance fibers are also employed in safety equipment, high strength composite materials for the aero-space industry and for ballistic protection by the defense industry.

The global market for technical textiles has been estimated at $127 billion.

These are industrial materials which have become essential products for both industrial and consumer applications. The market for technical textiles can be defined as consisting of:

●	Medical textiles;

●	Geotextiles;

●	Textiles used in Defense and Military;

3

●	Safe and Protective Clothing;

●	Filtration Textiles;

●	Textiles used in Transportation;

●	Textiles used in Buildings;

●	Composites with Textile Structure;

●	Functional and Sportive Textiles.

We believe that the superior mechanical characteristics of the next generation of protein-based polymers (in other words, genetically engineered silk fibers), will open up new applications for the technology. The materials which we are working to produce are many times tougher and stronger than steel. These fibers are often referred to as “super fibers.”

The Product

Certain fibers produced in nature possess unique mechanical properties in terms of strength, resilience and flexibility.

Comparison of the Properties of Spider Silk and Steel

	Material Toughness1	Tensile Strength2	Weight3
Dragline spider silk	120,000-160,000	1,100-2,900	1.18-1.36

Steel	2,000-6,000	300-2,000	7.84
_______________
1 Measured by the energy required to break a continuous filament, expressed in joules per kilogram (J/kg). A .357 caliber bullet has approximately 925 joules of kinetic energy at impact.

2 Tensile strength refers to the greatest longitudinal stress the fiber can bear, measured by force over area in units of newtons per square meter. The measurement here is in millions of pascals.

3 In grams per cubic centimeter of material.

4

This comparison table was the result of research performed by Randolph Lewis, Ph.D. at the University of Wyoming. Such work was summarized in an article entitled “Spider Silk: Ancient Ideas for New Biomaterials” which was published in Chemicals Review, volume 106, issue 9, pages 3672 – 3774. The measurements in joules in the table above are a conversion from Dr. Lewis’ measurements in newtons/meter squared.

We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. For example, as noted above, the ability of spider silk to absorb in excess of 100,000 joules of kinetic energy makes it a potentially ideal material for structural blast protection.

Production of this material in commercial quantities holds the potential of a life-saving ballistic resistant material, which is lighter, thinner, more flexible, and tougher than steel. Other applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

While the properties of spider silks are well known, there was no known way to produce these fibers in commercial quantity. The spiders are cannibalistic, and cannot be raised in concentrated colonies.

Our Technology

While scientists have been able to replicate the proteins that are the building blocks of spider silk, the technological barrier that has stymied production until now has been the inability to form these proteins into a fiber with the desired mechanical characteristics and to do so in a cost effective manner.

We have licensed the right to use the patented genetic sequences and genetic engineering technology developed in university laboratories. The Company has been working collaboratively with university laboratories to develop fibers with the mechanical characteristics of spider silk. We are applying this proprietary genetic engineering technology to domesticated silkworms, which are already the most efficient commercial producers of silk.

Our technology builds upon the unique advantages of the domesticated silkworm for this application. The silkworm is ideally suited to produce recombinant protein fiber because it is already an efficient commercial and industrial producer of protein based polymers. Forty percent (40%) of the caterpillars’ weight is devoted to the silk glands. The silk glands produce large volumes of protein, called fibroin, which are then spun into a composite protein thread (silk).

We are working to use our genetic engineering technology to create recombinant silk polymers. On September 29, 2010, we jointly announced with the University of Notre Dame the success of our collaborative research with the University in creating approximately twenty different strains of transgenic silkworm which produce recombinant silk polymers. In April 2011, we entered into a licensing agreement with Sigma-Aldrich which provides us the use of Sigma-Aldrich’s zinc finger technology to accelerate and enhance our product development.

A part of our intellectual property portfolio is the exclusive right to use certain patented spider silk gene sequences in silkworm. Under the Exclusive License Agreement with The University of Wyoming, we have obtained certain exclusive rights to use numerous genetic sequences which are the subject of US patents.

The introduction of the gene sequence, in the manner employed by us, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production.

5

The Company

Kraig Biocraft Laboratories, Inc. (Kraig) is a Wyoming corporation. Our shares are traded on the OTCQB under the ticker symbol: KBLB.PK. There are 605,999,281 shares of common stock issued and outstanding as of April 12, 2013. Kim Thompson, our founder and CEO, owns approximately 48.8% of the issued and outstanding shares.

The inventor of our technology concept, Kim Thompson, is the founder of Kraig Biocraft Laboratories, Inc. Our protein expression system is, in concept, scalable, cost effective, and capable of producing a wide range of proteins and materials.

On April 8, 2011, Kraig and Sigma-Aldrich Co., an Illinois corporation (“Sigma”) entered into a License and Option Agreement. Under the terms of the agreement, Sigma will provide Kraig with its proprietary genetic engineering tools and expertise in zinc finger nuclease to enable Kraig to significantly accelerate its product development. In addition to providing the customized tools and technological know-how, Sigma has granted Kraig an option for a commercial license to use the technology in the textile, technical textile and biomedical markets. Sigma will be creating customized zinc fingers for Kraig's use in its development of spider silk polymers and technical textiles.

In September 2010 the Company announced that it had succeed in introducing spider silk DNA in silkworm with the result that the transgenic silkworm were producing new recombinant silk fibers. These fibers are a combination of natural silkworm silk proteins and proteins that the silkworms are making as a result of the introduction of the spider silk DNA. The Company announced that it had created approximately twenty different transgenic silkworm strains producing recombinant silk.

We entered into an intellectual property and collaborative research agreement with the University of Notre Dame in 2007. That agreement was subsequently extended and expanded to include research and development of certain platform technologies with potential applications for diagnostics and pharmaceutical production. On March 20, 2010, the Company extended its agreement with Notre Dame through February 28, 2011. Pursuant to these agreements the genetic work has been conducted primarily within Notre Dame’s laboratories. On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame for a term of 20 years.

We also entered into an intellectual property and sponsored research agreement with the University of Wyoming in 2006.

License Agreements/Intellectual Property

We have obtained certain rights to use a number of university created, and patented, spider silk proteins, gene sequences and methodologies.

In 2010, the University of Notre Dame filed a provisional patent application pursuant to our intellectual property and collaborative research agreement. Under the terms of that agreement the Company has an option for the exclusive commercial rights to that technology. The Company has notified the University of its exercise of that option.

We do not own any patents. We have filed approximately seven notices of intent to use trademark applications for marks which the company intends to use in the future.

License Agreement with Notre Dame University

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property.

6

In consideration of the licenses granted under the Agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales.

The Agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the Agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the Agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness, and $20,000 if the Agreement is terminated after 4 years.

Exclusive License Agreement with University of Wyoming

In May 2006, we entered into a license agreement with the University of Wyoming, pursuant to which we have licensed the right to commercialize the production by silkworms of certain synthetic and natural spider silk proteins and the genetic sequencing for such spider silk proteins. These spider silk proteins and genetic sequencing are covered by patents held by the University of Wyoming. Our license allows us only to use silkworms to produce the licensed proteins and genetic sequencing. We have the right to sublicense the intellectual property that we license from the University of Wyoming. Our license agreement with the University of Wyoming requires that we pay licensing and research fees to the university in exchange for an exclusive license in our field of use for certain university-developed intellectual property including patented spider silk gene sequences. Pursuant to the agreement, we issued 17,500,000 shares of our Class A common stock to the University Foundation. Our license agreement with the University of Wyoming will continue until the later of (i) expiration of the last-to-expire patent we license from the University of Wyoming under this license agreement in such country or (ii) ten years from the date of first commercial sale of a licensed product in such country. There are no royalties payable to the University of Wyoming under the terms of our agreement with them.

We anticipate paying all accrued fees to, or making alternative arrangements with the University within the next ninety days. If we fail to make such payment the University of Wyoming could terminate our license agreement. We anticipate that such a termination would result in a loss of three to nine months of research time and result in increased research and development costs in the range of $30,000 to $140,000.

Research and Development

On September 29, 2010 we announced that we had achieved our longstanding goal of producing new silk fibers composed of recombinant proteins. The Company intends to turn our technology to the development and production of high performance polymers.

During the fiscal years ended December 31, 2011 and 2012, we have spent approximately 7,200 and 7,400 hours, respectively, on research and development activities, which consisted primarily of laboratory research on genetic engineering by our outside consultants pursuant to our collaborative research agreement with the University of Notre Dame.

Employees

We currently have no employees other than Kim Thompson, our sole officer and director. We plan to hire more persons on as-needed basis.

7

ITEM 2. DESCRIPTION OF PROPERTY.

We rent office space at 120 N. Washington Square, Suite 805, Lansing, Michigan 48950, which is our principal place of business. Our current lease is on a month to month basis. We pay an annual rent of $600 for conference facilities, mail, fax and reception services located at our principal place of business.

ITEM 3. LEGAL PROCEEDINGS.

To the best of our knowledge, there are no known or pending litigation proceedings against us.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our common stock has traded on the OTCQB system under the symbol “KBLB.PK.”

The following table sets forth the high and low trade information for our Class A common stock for each quarter during the past two years. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions. The prices below reflect a nine-for-one stock split which was declared by our board of directors on March 23, 2009.

	Low Price	High Price
Fourth Quarter 2011	$0.036	$0.043
Third Quarter 2011	$0.034	$0.058
Second Quarter 2011	$0.0524	$0.075
First Quarter 2011	$0.075	$0.098
Fourth Quarter 2011	$0.073	$0.112
Third Quarter 2011	$0.082	$0.14
Second Quarter 2011	$0.0651	$0.208
First Quarter 2011	$0.065	$0.097

8

Holders

As of April 12, 2013 in accordance with our transfer agent records, we had 24 record holders of our Class A common stock.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Sale of Unregistered Securities

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

On February 19, 2013 the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

On March 4, 2013 the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On April 1, 2013 the Company issued 822,368 shares of common stock for $50,000 ($0.05/share).

The foregoing issuances of the shares were effectuated pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Caution Regarding Forward-Looking Information

Certain statements contained herein, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “plan” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

9

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to obtain sufficient financing to continue and expand business operations; the ability to develop technology and products; changes in technology and the development of technology and intellectual property by competitors; the ability to protect technology and develop intellectual property; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this filing and investors are cautioned not to place undue reliance on such forward-looking statements.

Recent Developments

On September 29, 2010 the Company jointly announced with the University of Notre Dame that it had succeeded in producing transgenic silkworms capable of spinning artificial spider silks. Approximately twenty different strains of transgenic silkworm were produced by incorporating spider silk DNA into the silkworm’s genome. The resulting transgenic silkworms produce a new recombinant silk fiber which is a composite silk consisting of both spider silk proteins and endogenous silkworm proteins.

On April 8, 2011, the Company entered into a licensing agreement with Sigma-Aldrich. That agreement enables the Company to use Sigma-Aldrich’s proprietary zinc finger technology for the development of new recombinant silk fibers The agreement also contains an option which Kraig can exercise for the commercialization rights on products it develops with this technology. Management believes that this technology will greatly accelerate the Company’s development of new products and significantly streamline the research and development process. Management also believes that the precise gene targeting and high efficiency of this zinc finger technology will allow the Company to build on the research success it announced in September 2010 by enabling the Company to concomitantly target the insertion of spider silk genes into the silkworm genome while removing endogenous silkworm silk genes. The Company expects that the resulting transgenic silkworm will be capable of spinning pure spider silk at commercially viable production levels.

On June 28, 2011, the Company entered into a letter agreement for an equity line of credit (the “Letter Agreement”) with Calm Seas Capital, LLC (“Calm Seas”). Under the Letter Agreement, during the period ending on August 12, 2013 we may put to Calm Seas up to an aggregate of $1,500,000 in shares of our Class A common stock for a purchase price equal to 80% of the lowest closing “bid” price of our Class A common stock during the five consecutive trading days immediately following the date we deliver notice to Calm Seas of our election to put shares pursuant to the Letter Agreement. We may only put shares at the beginning of each calendar month, unless Calm Seas accepts an additional put (as described below). The dollar value that we will be permitted to put each month pursuant to the Letter Agreement will be the lesser of: (A) the product of (i) 200% of the average daily volume in the US market of our Class A common stock for the ten trading days prior to the date we deliver our put notice to Calm Seas multiplied by (ii) the average of the daily closing prices for the ten (10) trading days immediately preceding the date we deliver our put notice to Calm Seas, or (B) $100,000. We will automatically withdraw our put notice to Calm Seas if the lowest closing bid price used to determine the purchase price of the put shares is not at least equal to seventy-five percent (75%) of the average closing “bid” price for our Class A common stock for the ten (10) trading days prior to the date we deliver our put notice to Calm Seas.

On the seventh business day after we deliver our put notice to it, Calm Seas will purchase the number of shares set forth in the put notice at the dollar value set forth in the put notice by delivering such amount to us by wire transfer.

Notwithstanding the $100,000 ceiling for each monthly put, as described above, we may at any time request Calm Seas to purchase shares in excess of such ceiling, either as a part of a monthly put or as an additional put(s) during such month. If Calm Seas, in its sole discretion, accepts such request to purchase additional shares, then we may include the put for additional shares in our monthly put request or submit an additional put for such additional shares in accordance with the procedure set forth above.

10

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

»
We expect to spend approximately $35,000 per quarter through March 2014 on collaborative research and development of high strength polymers at the University of Notre Dame. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Notre Dame’s laboratories.

»
We expect to spend approximately $13,700 on collaborative research and development of high strength polymers and spider silk protein at the University of Wyoming over the next twelve months. This level of research spending at the university is also a requirement of our licensing agreement with the university. If our financing will allow, management will give strong consideration to accelerating the pace of spending on research and development within the University of Wyoming’s laboratories.

»
We will actively consider pursuing collaborative research opportunities with other university laboratories in the area of high strength polymers. If our financing will allow, management will give strong consideration to increasing the depth of our research to include polymer production technologies that are closely related to our core research

»
We will consider buying an established revenue producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products. We expect to use a combination of stock and cash for any such purchase.

»
We will also actively consider pursuing collaborative research opportunities with both private and university laboratories in areas of research which overlap the company’s existing research and development. One such potential area for collaborative research which the company is considering is protein expression platforms. If our financing will allow, management will give strong consideration to increasing the breadth of our research to include protein expression platform technologies.

»	We plan to actively pursue collaborative research and product testing, opportunities with companies in the biotechnology, materials, textile and other industries.
» »
We plan to actively pursue collaborative commercialization, marketing and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2013.

We plan to actively pursue the development of commercial scal production of our recombinante materials including Monster SilkTM.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

11

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations for the Years ended December 31, 2011 and 2010.

Revenue for the twelve months ended December 31, 2012 was $0. This compares to $0 in revenue for the for the twelve month period which ended December 31, 2011.

Operating expenses for the twelve months ended December 31, 2012 were $1,560,406. This compares to $1,297,410 in expenses during the twelve month period which ended December 31, 2011. Research and development expenses for the twelve months ended December 31, 2012 were $465,293. This compares to $250,598 spent on research and development during the twelve months ended December 31, 2011. The increase in research and development spending was the result of the reimbursement nature of our collaborative research agreement with the University of Notre Dame. In addition, we had the following expenses during the twelve month period which ended December 31, 2012: general and administrative $379,326, professional fees $48,667, officer’s salary $267,120 and public relations $400,000. This compares to the same expenses during the twelve month period which ended December 31, 2011: general and administrative $786,909, professional fees $49,903, officer’s salary $210,000 and public relations $0.

Capital Resources and Liquidity

As of December 31, 2012 we had $53,782 in cash compared to $195,409 as of December 31, 2011.

We believe we can not satisfy our cash requirements for the next twelve months with our current cash. Completion of our plan of operation is subject to attaining adequate financing. We cannot assure investors that adequate financing will be available. In the absence of such financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $1,200,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in obtaining financing, we may not be able to proceed with our business plan for the commercialization of our products and further research and development of new products. We anticipate that we will incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

On March 23, 2009, the Company's Board of Directors declared a nine-for-one stock split to be effected in the form of a stock dividend. The stock dividend was distributed to shareholders of record on April 27, 2009. A total of 449,773,650 shares of common stock were issued. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

12

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

13

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Kraig Biocraft Laboratories, Inc.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	3	BALANCE SHEETS AS OF DECEMBER 31, 2012 (RESTATED) AND DECEMBER 31, 2011.

PAGE	4	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2012 (RESTATED) AND 2011 AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2012 (RESTATED).

PAGES	5	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2012 (RESTATED).

PAGE	6	STATEMENTS OF CASH FLOWS FOR YEARS ENDED DECEMBER 31, 2012 (RESTATED) AND 2011 AND FOR THE PERIOD APRIL 25, 2006 (INCEPTION) TO DECEMBER 31, 2012 (RESTATED).

PAGES	7 - 28	NOTES TO FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Kraig Biocraft Laboratories, Inc.
Houston, Texas

We have audited the accompanying balance sheet of Kraig Biocraft Laboratories, Inc. (a development stage company) as of December 31, 2012 and 2011 and the related statements of income, cash flows and stockholders' equity for the years ended December 31, 2012 and 2011 and for the period from April 25, 2006 (inception) to December 31, 2012.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kraig Biocraft Laboratories, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered significant losses and will require additional capital to develop its business until the Company either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PS STEPHENSON & CO, P.C.

Wharton, Texas
April 10, 2013, except for Note 2 which is December 6, 2013

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31, 2012	December 31, 2011
	( Restated)
Current Assets
Cash	$53,782	$195,409
Prepaid expenses	2,270	-
Loan receivable	6,000	6,000
Interest receivable	192	-
Total Current Assets	62,244	201,409

Property and Equipment, net	16,508	22,091

Total Assets	$78,752	$223,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$329,226	$481,517
Current portion of loan payable	4,377	3,811
Royalty agreement payable - related party	66,000	67,000
Accrued expenses - related party	804,187	564,211
Total Current Liabilities	1,203,790	1,116,539

Long Term Liabilities
Convertible note payable - net of debt discount	5,000	5,000
Loan payable, net of current portion	4,378	8,456

Total Liabilities	1,213,168	1,129,995

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value; unlimited shares authorized, none issued and outstanding	-	-
Common stock Class A, no par value; unlimited shares authorized 603,269,838 and 586,720,411 shares issued
and outstanding, respectively	6,360,920	5,385,920
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	1,320,337	920,337
Deficit accumulated during the development stage	(8,837,673)	(7,234,752)
	.
Total Stockholders' Deficit	(1,134,416)	(906,495)

Total Liabilities and Stockholders' Deficit	$78,752	$223,500

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statements of Operations

	For the Years Ended
	December 31, 2012	December 31, 2011	For the Period from April 25, 2006 (Inception) to
			December 31, 2012
	( Restated)		(Restated)

Revenue	$-	$-	$-

Operating Expenses
General and Administrative	379,326	786,909	1,939,502
Public Relations	400,000	-	619,890
Amortization of Debt Discount	-	-	120,000
Professional Fees	48,667	49,903	335,075
Officer's Salary	267,120	210,000	1,603,514
Contract Settlement	-	-	107,143
Research and Development	465,293	250,598	1,302,009
Total Operating Expenses	1,560,406	1,297,410	6,027,133

Loss from Operations	(1,560,406)	(1,297,410)	(6,027,133)

Other Income/(Expenses)
Other income	3,000	2,100	7,881
Interest income	192	-	192
Change in fair value of embedded derivative liability	-	-	(2,790,185)
Change in fair value of embedded derivative liability-related party	-	-	119,485
Interest expense	(45,707)	-	(147,913)
Total Other Income/(Expenses)	(42,515)	2,100	(2,810,540)

Net (Income) Loss before Provision for Income Taxes	(1,602,921)	(1,295,310)	(8,837,673)

Provision for Income Taxes	-	-	-

Net Income (Loss)	$(1,602,921)	$(1,295,310)	$(8,837,673)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	596,143,581	572,708,020

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders Deficit
For the period from April 25, 2006 (inception) to December 31, 2012

							Common Stock -
							Class A Shares				Deficit
	Preferred Stock		Common Stock - Class A		Common Stock - Class B		To be issued			Deferred	Accumulated during
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Compensation	Development Stage	Total

Balance, April 25, 2006	-	$-	-	$-	-	$-	-	$-	$-	-	$-	$-

Stock issued to founder	-	-	332,292,000	180	-	-	-	-	-	-	-	180

Stock issued for services ($.01/share)	-	-	17,500,000	140,000	-	-	-	-	-	-	-	140,000

Stock issued for services ($.01/share)	-	-	700,000	5,600	-	-	-	-	-	-	-	5,600

Stock contributed by shareholder	-	-	(11,666,500)	-	-	-	-	-	-	-	-	-

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Stock issued for cash ($.05/share)	-	-	4,000	200	-	-	-	-	-	-	-	200

Fair value of warrants issued	-	-	-	-	-	-	-	-	126,435	-	-	126,435

Net Loss	-	-	-	-	-	-	-	-	-	-	(530,321)	(530,321)

Balance, December 31, 2006	-	-	338,833,500	146,180	-	-	-	-	126,435	-	(530,321)	(257,706)

Stock issued for cash ($.01/share)	-	-	1,750,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	12,000,000	103,000	-	-	-	-	-	-	-	103,000

Stock issued for cash ($.0003/share)	-	-	9,000,000	3,000	-	-	-	-	-	-	-	3,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.01/share)	-	-	1,875,000	15,000	-	-	-	-	-	-	-	15,000
												-
Stock issued for services ($.01/share)	-	-	2,000,000	16,000	-	-	-	-	-	-	-	16,000

Stock issued for cash ($.01/share)	-	-	13,125,000	105,000	-	-	-	-	-	-	-	105,000

Stock issued for cash ($.003/share)	-	-	80,495,000	241,485	-	-	-	-	-	-	-	241,485

Stock issued for cash ($.003/share)	-	-	200,000	600	-	-	-	-	-	-	-	600

Stock issued for cash ($.003/share)	-	-	8,300,000	24,900	-	-	-	-	-	-	-	24,900

Stock issued for cash ($.003/share)	-	-	25,000	75	-	-	-	-	-	-	-	75

Stock issued for cash ($.003/share)	-	-	120,000	360	-	-	-	-	-	-	-	360

Stock issued for cash ($.003/share)	-	-	1,025,000	3,075		-		-	-	-	-	3,075

Stock issued in connection to cash offering	-	-	28,125,000	84,375	-	-	-	-	(84,375)	-	-	-

Stock issued for services ($.01/share)	-	-	600,000	6,000	-	-	-	-	-	-	-	6,000

Net loss, for the year ended December 31, 2007	-	-	-	-	-	-	-	-	-	-	(472,986)	(472,986)

Balance, December 31, 2007	-	-	499,348,500	779,050	-	-	-	-	42,060	-	(1,003,307)	(182,197)

Stock issuable for services ($.01/share)	-	-	-	-	-	-	400,000	4,000	-	-	-	4,000

Net loss, for the year ended December 31, 2008	-	-	-	-	-	-	-	-	-	-	(1,721,156)	(1,721,156)

Balance, December 31, 2008	-	-	499,348,500	779,050	-	-	400,000	4,000	42,060	-	(2,724,463)	(1,899,353)

Stock issued for cash ($.01/share)	-	-	2,500,000	25,000	-	-	-	-	-	-	-	25,000

Stock issued for cash ($.008/share)	-	-	366,599	3,000	-	-	-	-	-	-	-	3,000

Stock issued for services	-	-	280,000	14,000	-	-	722,311	18,000	-	-	-	32,000

Stock issued for services	-	-	-	-	-	-	10,000,000	200,000	-	(103,333)	-	96,667

Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-	-	-	(1,432,091)	(1,432,091)

Balance, December 31, 2009	-	-	502,495,099	821,050	-	-	11,122,311	222,000	42,060	(103,333)	(4,156,554)	(3,174,777)

Stock issued for services ($.01/share)	-	-	540,000	5,400	-	-	-	-	-	(5,000)	-	400

Stock issued for services ($.02/share)	-	-	17,885,915	334,000	-	-	-	-	-	-	-	334,000

Stock issued for services ($.08/share)	-	-	387,500	31,000	-	-	-	-	-	-	-	31,000

Stock issued for services ($.15/share)	-	-	200,000	30,000	-	-	-	-	-	-	-	30,000

Stock issued for services ($.05/share)	-	-	280,000	14,000	-	-	-	-	-	-	-	14,000

Warrants issued for services	-	-	-	-	-	-	-	-	168,000	(168,000)	-	-

Stock issued in connection with convertible note conversion	-	-	5,694,451	100,000	-	-	-	-	-	-	-	100,000

Stock issued in connection with convertible note conversion	-	-	854,169	15,000	-	-	-	-	-	-	-	15,000

Stock issued for cash ($.02/share)	-	-	10,000,000	200,000	-	-	(10,000,000)	(200,000)	-	-	-	-

Stock issued for cash ($.01/share)	-	-	4,000,000	28,632	-	-	-	-	-	-	-	28,632

Stock issued for cash ($.02/share)	-	-	3,667,316	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.08/share)	-	-	1,179,245	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.06/share)	-	-	1,157,407	75,000	-	-	-	-	-	-	-	75,000

Exercise of 6,000,000 warrants in exchange for stock	-	-	5,177,801	10,000	-	-	-	-	677,908	-	-	687,908

Deferred compensation realized	-	-	-	-	-	-	-	-	-	250,333	-	250,333

Forgiveness of accrued payable to related party	-	-	-	-	-	-	-	-	499,412			499,412

Forgiveness of derivative liability to related party	-	-	-	-	-	-	-	-	2,102,795			2,102,795

Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-	-	-	(1,782,888)	(1,782,888)

Balance, December 31, 2010	-	-	553,518,903	1,834,082	-	-	1,122,311	22,000	3,490,175	(26,000)	(5,939,442)	(619,185)

Stock issued for cash ($.06/share)	-	-	1,470,588	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($.05/share)	-	-	2,083,333	100,000	-	-	-	-	-	-	-	100,000

Stock issued for services ($.07/share)	-	-	1,000,000	70,000	-	-	-	-	-	-	-	70,000

Stock issued for services ($.07/share)	-	-	1,029,412	70,000	-	-	-	-	-	-	-	70,000

Stock issued for cash ($.07/share)	-	-	1,420,455	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.07/share)	-	-	1,372,119	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.08/share)	-	-	1,314,406	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.06/share)	-	-	1,543,210	100,000	-	-	-	-	-	-	-	100,000

Stock issued for license ($0.11/share)	-	-	2,200,000	242,000	-	-	-	-	-	-	-	242,000

Exercise of 20,000,000 warrants in exchange for stock	-	-	19,767,985	2,569,838	-	-	-	-	(2,569,838)	-	-	-

Deferred compensation realized	-	-	-	-	-	-	-	-	-	26,000	-	26,000

Net loss for the year ended December 31, 2011	-	-	-	-	-	-	-	-	-	-	(1,295,310)	(1,295,310)

Balance, December 31, 2011	-	-	586,720,411	5,385,920	-	-	1,122,311	22,000	920,337	-	(7,234,752)	(906,495)

Stock issued for cash ($0.06/share)	-	-	1,562,500	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,403,846	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.05/share)	-	-	1,923,077	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.04/share)	-	-	2,155,172	100,000	-	-	-	-	-	-	-	100,000

Stock issued for cash ($0.02/share)	-	-	1,004,832	25,000	-	-	-	-	-	-	-	25,000

Shares issued for services ($0.10/share)	-	-	3,000,000	300,000	-	-	-	-	-	-	-	300,000

Shares issued for services ($0.06/share)	-	-	300,000	18,000	-	-	-	-	-	-	-	18,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.06/share)	-	-	1,600,000	96,000	-	-	-	-	-	-	-	96,000

Shares issued for services ($0.04/Share)	-	-	1,000,000	40,000	-	-	-	-	-	-	-	40,000

Warrants issued for services	-	-	-	-	-	-	-	-	400,000	-	-	400,000

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	-	-	-	-	(1,602,921)	(1,602,921)

Balance, December 31, 2012 (As Restated)	-	$-	603,269,838	$6,360,920	-	$-	1,122,311	$22,000	$1,320,337	$-	$(8,837,673)	$(1,134,416)

Kraig Biocraft Laboratories, Inc.
(A Development Stage Company)
Statements of Cash Flows

	For the Years Ended December 31,		For the Period from April 25, 2006
			(Inception) to
	2012	2011	December 31, 2012
	(Restated)		( Restated)

Cash Flows From Operating Activities:
Net Loss	$(1,602,921)	$(1,295,310)	$(8,837,673)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	5,583	5,370	11,406
Stock issuable for services	-	-	22,000
Change in Fair Value of Derivative Liability	-	-	2,790,703
Stock issued for services	550,000	312,000	1,458,180
Warrants issued to employees		-	126,435
Warrants issued to consultants	400,000	-	568,000
Deferred compensation realized	-	26,000	200,000
Changes in operating assets and liabilities:
(Increase)Decrease in prepaid expenses	(2,270)	-	(2,270)
Increase in accrued expenses and other payables - related party	238,977	153,256	1,369,600
Increase in accounts payable	(152,291)	242,588	329,226
Net Cash Used In Operating Activities	(562,922)	(556,096)	(1,964,393)

Cash Flows From Investing Activities:
Loan receivable	-	(6,000)	(6,000)
Interest receivable	(192)	-	(192)
Purchase of Fixed Assets and Domain Name	-	(1,174)	(27,914)
Net Cash Used In Investing Activities	(192)	(7,174)	(34,106)

Cash Flows From Financing Activities:
Proceeds from issuance of convertible note	-	-	120,000
Loan payable	(3,513)	(3,561)	8,754
Proceeds from issuance of common stock	425,000	670,000	1,923,527
Net Cash Provided by Financing Activities	421,487	666,439	2,052,281

Net Increase (Decrease) in Cash	(141,627)	103,169	53,782

Cash at Beginning of Period	195,409	92,240	-

Cash at End of Period	$53,782	$195,409	$53,782

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$-	$2,569,838	$2,569,838
Shares issued in connection with convertible note payable	$-	$-	$115,000
Beneficial conversion feature on convertible notes and related debt discount	$-	$-	$120,000

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

NOTE 1           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

            (A)  Organization

Kraig Biocraft Laboratories, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share (Restated)

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification No. 260, “Earnings per Share.”  As of December 31, 2012 and 2011, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share at  December 31, 2012 and 2011 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	December 31, 2012	December 31, 2011

Stock Warrants (Exercise price - $0.001/share)	10,000,000	-

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

(E) Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

(F) Income Taxes (Restated)

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	2012	2011

Expected income tax recovery (expense) at the statutory rate of 34%	$(544,999)	$(440,405)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	324,053	527
Change in valuation allowance	220,946	438,879

Provision for income taxes	$-	$-

         The components of deferred income taxes are as follows:

	Years Ended December,
	2012	2011

Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	2,029,742	1,808,796
Valuation allowance	(2,029,742)	(1,808,796)
Net deferred tax asset	-	-
Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2031.

The net change in the valuation allowance for the year ended December 31, 2012 and 2011 was an increase of $220,946 and $439,879, respectively.

Effective January 1, 2009, the Company adopted guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all federal or state income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. As of December 31, 2012 and 2011 there were no amounts that had been accrued in respect to uncertain tax positions.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

None of the Company’s federal or state income tax returns is currently under examination by the Internal Revenue Service (“IRS”) or state authorities.  However, fiscal years 2009 and later remain subject to examination by the IRS and respective states.

(G) Derivative Financial Instruments
Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

(H) Stock-Based Compensation
In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation.  Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  As such, compensation cost is measured on the date of grant at their fair value.  Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.  The Company applies this statement prospectively.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718.  FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments.  In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(J) Recent Accounting Pronouncements

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2012. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

(K) Reclassification

The 2012 financial statements have been reclassified to conform to the 2011 presentation.

 (L) Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life. The Company uses a five year life for automobiles.

In accordance with FASB Accounting Standards Codification No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the tyears ended December 31, 2012 and 2011.

NOTE 2                   RESTATEMENT OF FINANCIAL STATEMENTS

The audited financial statements  for the year ended December 31, 2012, filed with the SEC on  April 15, 2013, have been restated as a result of management’s determination that the Company’s accounting treatment pertaining to the issuance of 10,000,000 warrants to consultant with a fair value of $400,000 should be recorded as a public relations expense (See Note 7(E)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

The effect of the restatement on our previously issued audited financial statements as of December 31, 2012 is as follows:

	RESTATED BALANCE SHEET			Note

	As Reported	Adjustments	Restated

Total Assets	$78,752	$-	$78,752

Total Liabilities	$1,213,168	$-	$1,213,168

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, no par value; unlimited shares authorized, none issued and outstanding
Common stock Class A, no par value; unlimited shares authorized, 603,269,838 and 586,720,411 shares issued and outstanding, respectively	6,360,920	-	6,360,920
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-	-	1
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	-	22,000
Additional paid-in capital	920,337	400,000	1,320,337
Deferred Compensation	-	-	-
Deficit accumulated during the development stage	(8,437,673)	(400,000)	(8,837,673)	1
	.
Total Stockholders' Deficit	(1,134,416)	-	(1,134,416)

Total Liabilities and Stockholders' Deficit	$78,752	$-	$78,752

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

	RESTATED STATEMENT OF OPERATIONS			Note

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	379,326		379,326
Public Relations	-	400,000	400,000	1
Amortization of Debt Discount	-		-
Professional Fees	48,667		48,667
Officer's Salary	267,120		267,120
Contract Settlement	-		-
Research and Development	465,293		465,293
Total Operating Expenses	1,160,406	400,000	1,560,406
			-
Loss from Operations	(1,160,406)	(400,000)	(1,560,406)
			-
Other Income/(Expenses)			-
Other income	3,000		3,000
Interest income	192		192
Change in fair value of embedded derivative liability	-		-
Change in fair value of embedded derivative liability-related party	-		-
Interest expense	(45,707)		(45,707)
Other expense	-		-
Total Other Income/(Expenses)	(42,515)	-	(42,515)
			-
Net (Income) Loss before Provision for Income Taxes	(1,202,921)	(400,000)	(1,602,921)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(1,202,921)	$(400,000)	$(1,602,921)
			-
Net Income (Loss) Per Share - Basic and Diluted	$(0.00)		$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	596,143,581		596,143,581

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

	RESTATED STATEMENT OF OPERATIONS			Note

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated

Revenue	$-		$-
			-
Operating Expenses			-
General and Administrative	1,939,502		1,939,502
Public Relations	219,890	400,000	619,890	1
Amortization of Debt Discount	120,000		120,000
Professional Fees	335,075		335,075
Officer's Salary	1,603,514		1,603,514
Contract Settlement	107,143		107,143
Research and Development	1,302,009		1,302,009
Total Operating Expenses	5,627,133	400,000	6,027,133
			-
Loss from Operations	(5,627,133)	(400,000)	(6,027,133)
			-
Other Income/(Expenses)			-
Other income	7,881		7,881
Interest income	192		192
Change in fair value of embedded derivative liability	(2,790,185)		(2,790,185)
Change in fair value of embedded derivative liability-related party	119,485		119,485
Interest expense	(147,913)		(147,913)
Total Other Income/(Expenses)	(2,810,540)	-	(2,810,540)
			-
Net (Income) Loss before Provision for Income Taxes	(8,437,673)	(400,000)	(8,837,673)
			-
Provision for Income Taxes	-	-	-
			-
Net Income (Loss)	$(8,437,673)	$(400,000)	$(8,837,673)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

	RESTATED STATEMENTS OF CASH FLOWS			Note

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(1,202,921)	$(400,000)	$(1,602,921)	1
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	5,583		5,583
Stock issuable for services	-		-
Change in Fair Value of Derivative Liability	-		-
Stock issued for services	550,000		550,000
Warrants issued to employees	-		-
Warrants issued to consultants	-	400,000	400,000
Deferred compensation realized	-		-
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
(Increase)Decrease in other receivables			-
Increase in accrued expenses and other payables - related party	238,977		238,977
Increase in accounts payable	(152,291)		(152,291)
Net Cash Used In Operating Activities	(562,922)	-	(562,922)

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

	RESTATED STATEMENTS OF CASH FLOWS			Note

	For the Period from April 25, 2006 (Inception) to December 31, 2012		For the Period from April 25, 2006 (Inception) to December 31, 2012
	As Reported	Adjustments	Restated
Cash Flows From Operating Activities:
Net Loss	$(8,437,673)	$(400,000)	$(8,837,673)	1
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	11,406		11,406
Stock issuable for services	22,000		22,000
Change in Fair Value of Derivative Liability	2,790,703		2,790,703
Stock issued for services	1,458,180		1,458,180
Warrants issued to employees	126,435		126,435
Warrants issued to consultants	168,000	400,000	568,000	1
Deferred compensation realized	200,000		200,000
Changes in operating assets and liabilities:			-
(Increase)Decrease in prepaid expenses	(2,270)		(2,270)
Increase in accrued expenses and other payables - related party	1,369,600		1,369,600
Increase in accounts payable	329,226		329,226
Net Cash Used In Operating Activities	(1,964,393)	-	(1,964,393)

Note:

1.  Adjustment to recongnize 10,000,000 warrants issued to consultant on November 21, 2012, with fair value of $400,000 (See Note 7(E)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

NOTE 3                   GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage, has a working capital deficiency of $1,141,546 and stockholders’ deficiency of $1,134,416 and used $1,964,393 of cash in operations from inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 4                   EQUIPMENT

At December 31, 2012 and 2011 equipment is as follows:

	As of December 31, 2012	As of December 31, 2011

Automobile	$25,828	$25,828
Office Equipment	2,086	2,086
Less Accumulated Depreciation	(11,406)	(5,823)

Total Property and Equipment	$16,508	$22,091

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was $5,583 and $5,370 respectively.

NOTE 5       CONVERTIBLE DEBT, DEBT DISCOUNT AND FAIR VALUE MEASUREMENT OF DERIVATIVE FINANCIAL INSTRUMENTS

On July 17, 2009, the Company entered into an agreement with an investor group where the Company will issue up to $120,000 in convertible units.  The debentures will be in the face amount of $10,000 each, mature on December 31, 2010, bear interest at the rate of 5% simple interest per annum, payable at maturity or convertible with the principal, and the principal and interest shall be convertible at the option of the holder at a fixed price of $0.018 per share.  Each debenture shall have a warrant attached exercisable for the purchase of 500,000 shares of common stock.  The warrants shall expired on December 31, 2011, have a cashless exercise provision, and be exercisable at a fixed price of $0.02.  The agreement also requires the investment group to purchase up to $1,000,000 of common stock monthly at the lesser of $75,000 or 200% of the average daily volume multiplied by the average of the daily closing prices for the ten days immediately preceding the exercise date.  Each investment by the investment group is priced at the lowest closing “bid” price of the common stock during the five days immediately before the investment.  The term of the funding shall be the earlier of (a) the drawing down of the entire $1,000,000 or (b) 24 months after the Effective Date, July 17, 2011.  In addition, the Company is required to file and maintain an effective registration statement covering the convertible units, cannot issue more than 5% of its common stock outstanding without the investor group’s consent and must maintain a contractual relationship with a public relations firm, which is related to the investor group (see Note 6(D)). The Company has issued $120,000 of convertible debt to date.   On July 21, 2010, the issuance of 1,799,434 shares was approved by the board of directors in exchange for the $15,000 specified in the put notice (See Note 9).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

The $120,000 convertible debt instrument was determined to have a separate derivative liability instrument requiring bifurcation and the computation of fair value. The conversion price per share equals to the lower of the conversion price and the average closing bid price of the common stock during the 20 trading days prior to and including the date on which the conversion notice is delivered to the holder, however, the mandatory Conversion price shall not be less than $0.005. The Company calculated the estimated fair values of the liabilities for warrant derivative instruments and embedded conversion option derivative instruments with the Black-Scholes option pricing model.

The fair value of the embedded conversion options at the commitment date was $251,919.  Of the total, $120,000 was assigned to debt discount and $131,919 was recorded as a derivative expense.

On February 11, 2010 the Company authorized the issuance of 5,694,451 shares of Common Stock for the exercise price of $0.02/share in exchange for $100,000 in convertible note payable and on April 6, 2010 the Company authorized the issuance of 854,169 shares of Common Stock for the exercise price of $0.02/share in exchange for $15,000 in convertible note payable.

At December 31, 2010, pursuant to the agreement, all outstanding principal and accrued interest on the convertible debt was due, and the conversion rights of the holder terminated.  Accordingly, at December 31, 2010, the Company determined that no derivative liability existed in connection to the outstanding remaining debt of $5,000.

In addition, on October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $2,466.  The Company also recorded $92,600 for the amortization of debt discount in interest expense on the statement of operations.  The debt discount is being amortized over the life of the convertible debt.

NOTE 6   LOAN PAYABLE

On December 8, 2010 the Company entered into a five year loan agreement with the principal loan amount of $15,828.24. The loan carries an interest rate of 6.94%, and is secured by an automobile.

Schedule maturities of long-term obligations at years ending December 31:
2013	$4,377
2014	4,378

$8,755

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

NOTE 7   STOCKHOLDERS’ DEFICIT (RESTATED)

              (A)        Common Stock Issued for Cash

On April 28, 2006, the Company issued 8,000 shares of common stock for cash of $400 ($0.05 per share).

On January 8, 2007 the Company issued 1,750,000 shares of common stock for $15,000 ($0.01/share).  This agreement was subsequently terminated effective May 23, 2007.

 On January 22, 2007 the Company issued 12,000,000 shares of common stock for $103,000 ($0.01/share).   In addition, 9,000,000 shares were issued for $3,000 ($0.0003/share).

On April 4, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On April 20, 2007, the Company issued 1,875,000 shares of common stock for cash of $15,000 ($0.01 per share).

On May 18, 2007, the Company issued 13,125,000 shares of common stock for cash of $105,000 ($0.01 per share).

On August 28, 2007 the Company entered into a stock purchase agreement to issue 80,495,000 shares common stock in the amount of $241,485 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 200,000 shares common stock in the amount of $600 ($0.003/share).

On August 29, 2007 the Company entered into a stock purchase agreement to issue 8,300,000 shares common stock in the amount of $24,900 ($0.003/share).

On September 1, 2007 the Company entered into a stock purchase agreement to issue 25,000 shares common stock in the amount of $75 ($0.003/share).

On September 5, 2007 the Company entered into a stock purchase agreement to issue 120,000 shares common stock in the amount of $360 ($0.003/share).

On September 12, 2007 the Company entered into a stock purchase agreement to issue 1,025,000 shares common stock in the amount of $3,075 ($0.003/share).

In accordance with the May 2007 stock purchase agreement which contains an anti-dilution clause which requires the Company to issue additional common shares under the stock purchase agreement for any subsequent issuance at a price below $.08 per share for a period of 12 months, the Company has issued 28,125,000 additional shares through May 2008 as a result of the subsequent stock issuances at $0.003/share.

On April 24, 2009 the Company issued 2,000,000 shares of common stock for $20,000 ($0.01/share).

On May 22, 2009, the Company issued 500,000 shares of common stock for $5,000 ($0.01/share).

On September 30, 2009, the Company issued 366,599 shares of common stock for $3,000 ($0.01/share).

On May 18, 2010, the Company issued 4,000,000 shares of common stock for cash of $21,642 and in exchange of $6,990 in note payables ($0.007158 per share).

On July 21, 2010, the Company issued 1,875,000 shares of common stock for $15,000 ($0.008/share).

On September 10, 2010, the Company issued 1,351,351 shares of common stock for $20,000 ($0.0148/share).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On September 22, 2010, the Company issued 1,286,765 shares of common stock for $35,000 ($0.0272/share).

On October 15, 2010, the Company issued 1,179,245 shares of common stock for $100,000 ($0.084/share).

On December 7, 2010, the Company issued 1,157,407 shares of common stock for $75,000 ($0.065/share).

On January 25, 2011 the Company issued 1,470,588 shares of common stock for $100,000 ($0.068/share).

On March 22, 2011 the Company issued 2,083,333 shares of common stock for $100,000 ($0.048/share).

On April 18, 2011 the Company issued 1,029,412 shares of common stock for $70,000 ($0.07/share).

On April 22, 2011 the Company issued 1,420,455 shares of common stock for $100,000 ($0.07/share).

On September 22, 2011, the Company issued 1,372,119 shares of common stock for $100,000 ($0.07/share).

On November 9, 2011, the Company issued 1,314,406 shares of common stock for $100,000 ($0.08/share).

On December 16, 2011, the Company issued 1,543,210 shares of common stock for $100,000 ($0.06/share).

On January 20, 2012, the Company issued 1,562,500 shares of common stock for $100,000 ($0.06/share).

On April 19, 2012, the Company issued 2,403,846 shares of common stock for $100,000 ($0.06/share).

On May 19, 2012, the Company issued 1,923,077 shares of common stock for $100,000 ($0.05/share).

On June 29, 2012, the Company issued 2,155,172 shares of common stock for $100,000 ($0.04/share).

On December 21, 2012, the Company issued 1,004,832 shares of common stock for $25,000 ($0.02/share).

(B) Common Stock Issued for Intellectual Property

On April 26, 2006, the Company issued 332,292,000 shares of common stock to its founder having a fair value of $180 ($0.000001/share) in exchange for intellectual property.  The fair value of the patent was determined based upon the historical cost of the intellectual property contributed by the founder.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011
(C) Common Stock Issued for Services

On May 8, 2006, the Company entered into a license agreement for research and development. Pursuant to the terms of the agreement, the Company issued 17,500,000 shares of common stock upon execution of the agreement. The Company also received a five-year call option from the license holder to repurchase 7,000,000 common shares at an exercise price of $150,000 or $.02 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock.  The call option expires May 4, 2011. As of June 30, 2011 the value of the stock was $.07 per share.  The Company does not have the obligation to repurchase the shares.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price.  Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share).   As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share).  On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).

On July 1, 2009, the issuance of 280,000 shares was approved by the board of directors as repayment for services previously provided to the Company by a consultant having a fair value of $14,000 ($0.05/share) in accordance with a consulting agreement (See Note 8(C)).

On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement.  The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares were approved to be issued on November 19, 2009 for a fair value of $18,000 (See Note 8(C)).

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services.  On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days.  The Company started receiving services beginning October 5, 2009.  As of March 31, 2010 $200,000 was recorded (See Note 8(D)).

On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months once certain conditions are met.  As of March 31, 2010, $5,000 was recognized as deferred compensation (See Note 8).

On May 21, 2010 the Company issued 40,000 shares with a fair value of $400 ($0.01/share) to a consultant for research and development services (See Note 8(C )).

On July 30, 2010 the Company issued 2,400,000 shares with a fair value of $30,000 ($0.0125/share) to a consultant for legal services incurred in behalf of the Company.

On August 26, 2010 the Company issued 280,000 shares with a fair value of $14,000 ($0.05/share) to a consultant for research and development services provided in the past.

On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past (See Note 8 (C)).

On August 26, 2010 the Company issued 4,500,000 shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services (See Note 8 (C)).

On August 26, 2010 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 8 (C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support.  On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 8(C)).

On September 16, 2010, the Company entered into an agreement with a consultant to provide technical support.  On September 16, 2010 the Company issued 100,000 shares, as a sign on bonus, with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 8(C)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On September 23, 2010 the Company issued 387,500 shares with a fair value of $31,000 ($0.08/share) to a consultant for legal services incurred on behalf of the Company.

On April 1, 2011 the Company issued 1,000,000 shares with a fair value of $70,000 ($0.07/share) to a consultant for research and development services.

On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period for a research and development consulting agreement.

On October 28, 2011, the Company issued 2,200,000 shares of stock with a fair value of $242,000 ($0.11/share) to obtain the use of a license.

On May 24, 2012 the Company issued 3,200,000 shares with a fair value of $192,000 ($0.06/share) to a consultants for research and development services.

On May 24, 2012 the Company issued 300,000 shares with a fair value of $18,000 ($0.06/share) to a consultant for research and development services provided in the past.

On May 24, 2012 the Company issued 3,000,000 shares with a fair value of $300,000 ($0.10/share) to a consultant for research and development services provided in the past.

On December 18, 2012 the Company issued 1,000,000 shares with a fair value of $40,000 ($0.04/share) to a consultant for research and development services provided in the past.

(D) Cancellation and Retirement of Common Stock

On December 29, 2006, the Company’s founder returned 11,666,500 shares of common stock to the Company.  These shares were cancelled and retired.  Accordingly, the net effect on equity is $0.

(E) Common Stock Warrants

During 2006, the Company issued 6,000,000 warrants to an officer under his employment agreement.   The Company recognized an expense of $126,435 for the period from inception to December 31, 2006.  The Company recorded the fair value of the warrants  based on the fair value of each warrant grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006, dividend yield of zero, expected volatility of 183%; risk-free interest rates of 4.98%, expected life of one year. The warrants vested immediately.   The options expire between 5 and 9 years from the date of issuance and have an exercise price of between $.21 and $.40 per share. During November 2006, the Company and the officer entered into an amendment to the employment agreement whereby all the warrants were retired.

On July 29, 2010, the Company issued a warrant for 20,000,000 common shares in connection to a consulting agreement. The warrant was value at $200,000, the fair value of the services to be provided pursuant to the agreement. The warrant has a term of 2 years.

On October 4, 2010, the Company issued 5,177,801 shares in connection with the cashless exercise of the 6,000,000 warrants.

On May 11, 2011, the Company issued 19,767,985 shares in connection with the cashless exercise of the 20,000,000 warrants.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On November 21, 2012, the Company issued 10-year warrants for 10,000,000 shares with a consultant, with an exercise price of $0.001 per share. The warrants were granted for services rendered (See Notes 2 and 8(D)). The warrants had a fair value of $400,000, based upon the Black-Scholes option-pricing model. The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	283.23%
Expected term	10 years
Risk free interest rate	1.69. %
Expected forfeitures	0%

For the year ended December 31, 2012, the following warrants were outstanding:

Exercise	Warrants	Warrants	Weighted Average Remaining	Aggregate
Price	Outstanding	Exercisable	Contractual Life	Intrinsic Value
$0.001	10,000,000	10,000,000	9.895890411	$365,000

(F)  Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

(G) Stock Split Effected in the Form of a Stock Dividend

On March 23, 2009, the Company's Board of Directors declared a nine-for-one stock split to be effected in the form of a dividend.  The stock dividend was distributed to shareholders of record as of April 27, 2009.  A total of 449,773,650 shares of common stock were issued.  All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

NOTE 8                   COMMITMENTS AND CONTINGENCIES (RESTATED)

On March 18, 2010, the Company entered into an addendum to the employment agreement whereby the Company will reimburse the employee and his family for up to $20,000 of out of pocket medical and dental care costs, including prescription costs or co-pays.

On September 30, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder.  The addendum also eliminated the various milestone achievement awards from the prior employment agreements.  In addition, the addendum reduced the interest rate to 3% per year.  Further, the conversion rights for unpaid back salary where amended whereby the principal shareholder has the option to convert any accured salary into Class “A” Common stock by dividing the dollar value of the debt to be converted to stock by the closing price of the stock on the date that the conversion notice is received by the Company.  This amemdment effectively eliminated any beneficial conversion features related to accrued salary of September 30, 2010.  In exchange the Company will issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015.  The term of the agreement is a five year period at an annual salary of $210,000.  There is a 6% annual increase.  The employee is also to receive a 20% bonsus based on the annual based salary.  Any stock, stock options bonuses have to be approved by the board of directors (See Note 9).

(B) License Agreement

On May 8, 2006, the Company entered into a license agreement.  Pursuant to the terms of the agreement, the Company paid a non-refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter.  The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007.  Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. In addition, the Company is in negotiations with the University of Notre Dame for a research and development agreement. Upon successfully entering into such an agreement, the Company anticipates it could owe approximately $144,000.

The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years.

(C) Royalty and Research Agreements

On September 16, 2010, the Company entered into an agreement with a consultant for research and development.  On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 7(C)).

On September 16, 2010, the Company entered into an agreement with a consultant for research and development.  On September 16, 2010 the Company issued 100,000 shares as a sign on bonus with a fair value of $15,000 ($0.15/share) to the consultant for technical support to be provided over the next 3 years. In addition, the consultant shall receive 30,000 shares for three years commencing on or about September 10 of each of the next three years (See Note 7(C)).

On May 21, 2010 the Company entered into a three year consulting agreement for research and development.   Pursuant to the terms of the agreement, the Company is required to issue 40,000 shares upon the execution of the agreement and subsequently 10,000 shares per year during the three year term of the agreement.  The annual payment of 10,000 shares for the three years begins on Janaury15 of each of the next three years following the execution of this agreement.

On May 1, 2008 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company will be required to pay $1,000 per month, or at the Company’s option, the consulting fee may be paid in the form of Company common stock based upon the greater of $0.05 per share or the average of the closing price of the Company’s shares over the five days preceding such stock issuance.  As of June 30, 2011 the Company had accrued $17,000 of accounts payable for the services provided of which was paid in common stock on July 1, 2009 (See Note 7(C)).  As of June 30, 2011 the Company issued 280,000 shares of common stock in exchange for $14,000 of accounts payable for the services performed.  As of December 31, 2011, $12,000 was accrued for unpaid services provided during the year.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with FASB Accounting Standards Codification No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of March 31, 2010, the Company has recorded $120,000 in accrued expenses- related party.  On December 21, 2007 the officer extended the due date to July 30, 2008.  On May 30, 2008 the officer extended the due date to December 31, 2008.  On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer.  The due date was extended to March 31, 2011.  On September 8, 2009, a payment of $15,000 was paid to the officer. An additional payment of $10,000 was made on October 19, 2009 and December 1, 2009, respectfully.  Additionally, the accrued expenses are accruing 7% interest per year. On January 15, 2010 an additional payment of $10,000 was made.  During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the quarter ending September 30,2012 an additional payment of $1,000 was made.  As of December 31, 2012 the outstanding balance is $66,000. As of December 31, 2012, the Company recorded interest expense and related accrued interest payable of $3,288 (See Note 9).

On February 1, 2007 the Company entered into a consulting agreement for research and development for period of one year at a cost of $150,000.  In April 2008, this agreement was extended through March 31, 2009 on a cost reimbursement basis.  Reimbursements are to be made quarterly and are not to exceed $35,000.  On March 1, 2010 the Company entered into a one year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company was  required to pay up to $150,000 in research and development fees on a cost reimbursement basis.   The agreement expired on February 28, 2011 (See Note 10).

On June 6, 2012 the Company entered into a consulting agreement for intellectual property and collaborative research and development with an American university.  The agreement covers ongoing research and development work performed by the university at the Company’s behest and with the Company’s assistance from May 1, 2011 and extending through April 30, 2013.  Pursuant to the terms of the agreement the Company will be required to pay approximately $637,984 for research and development over the two year period. For the year ended December 31, 2012 the Company paid $465,293 in research and development fees.

On July 1, 2006 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company paid 700,000 shares of common stock upon execution.  These shares had a fair value of $5,600 ($0.01/share) based upon the recent cash offering price.  Additionally, 2,000,000 shares of common stock were issued on May 18, 2007 with a fair value of $16,000 ($0.01/share).   As of December 31, 2008, the Company issued 600,000 shares of common stock for consulting services rendered with a fair value of $6,000 ($0.01/share).  On January 15, 2008 the Company authorized the issuance of 400,000 shares of common stock for consulting services rendered with a fair value of $4,000 ($0.01/share).   On July 1, 2009, the issuance of 482,825 shares was approved by the board of directors as partial payment for services previously provided to the Company by a consultant in accordance with a consulting agreement.  The total amount of issuable shares for the consultant is 1,122,311 shares, which includes 400,000 issuable shares previously approved by the board of directors and 239,486 shares approved to be issued in November 2009. On August 26, 2010, the Company entered into an addendum to the employment agreement where the monthly fee to the consultant was increased to $10,000 per month starting on September 1, 2010.  On August 26, 2010 the Company issued 985,915 shares with a fair value of $14,000 ($0.0142/share) to a consultant for research and development services provided in the past In addition, On August 26, 2010 the Company issued 4,500,000 bonus shares with a fair value of $90,000 ($0.02/share) to a consultant for research and development services and 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for research and development services (See Note 7(C) ).

(D)Consulting Agreement

On August 3, 2009, the Company entered into an agreement with a consultant to provide investor relations services.  On October 5, 2009 the Company issued 10,000,000 shares with a fair value of $200,000 ($0.02/share) to a consultant for investor relations to be provided over a term of 180 days.  The Company started receiving services beginning October 5, 2009.  As of September 30, 2011, $200,000 was recorded as a consulting expense (See Note7(C)).

On January 15, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for 500,000 shares or $15,000.  On January 15, 2010 the Company issued 500,000 shares with a fair value of $5,000 ($0.01/share) to a consultant for investor relations to be provided over a term of 12 months (See Note 7(C)).

On July 29, 2010, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 20,000,000 common shares. The value of the services was $200,000, which approximated fair value.  The agreement will remain in effect until January 29, 2011(See Note 7(E)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On April 8, 2011 the Company entered into a five year consulting agreement for research and development. Pursuant to the terms of the agreement, the Company has to issue within 10 days following the effective date $70,000 worth of stock and pay a license fee of $30,000.  The Company has a five year right to exercise the option for a commercial medical license or the commercial textile license.  The fee for the first license is a $289,000 and shares equivalent in value to $675,000.  The fee for a second commercial license is $75,000 and shares equivalent in value to $175,000.  All payments are non-refundable. On April 18, 2011, the Company issued 1,029,412 shares of stock with a fair value of $70,000 based on the average trading price over a 30 day period.

On September 30, 2011 the Company entered into an addendum to an agreement with a consultant, superseding previous agreements, to provide research and development for a term of four years. Pursuant to the terms of the agreement, the Company will issue 3,000,000 shares of the Company’s common stock and replaces any stock currently owed to the consultant pursuant to consulting fee provisions of prior agreements.  Additionally the Company will issue one million shares of the Company’s common stock per year as a consulting fee on the annual anniversary of this agreement or at the Company’s option, pay an annual consulting fee of $100,000.  As of September 30, 2011, the fair value of the Company’s shares of common stock was $0.10 per share and the Company owed the consultant $130,000.  Accordingly, the Company has recorded an additional liability to the consultant of $170,000 as of September 30, 2011. For the year ended December 31, 2012 the Company issued 4,000,000 shares with a fair value of $340,000 to a consultant for research and development services provided in the past.

On November 9, 2012, the Company entered into an agreement with a consultant to provide investor relations services in exchange for a warrant for 10,000,000 common shares. The agreement will remain in effect until May 27, 2013 (See Notes 2 and 7(E)).

(E) Operating Lease Agreement

On April 1, 2012 the Company executed a one-year non-cancelable operating lease for its corporate office space. The lease began on April 1, 2012 and expires on March 31, 2013. Total base rent due during the term of the lease is $12,000.

Rent expense for the year ended December 31, 2012 is 9,789.

 NOTE 9                   RELATED PARTY TRANSACTIONS

On October 6, 2006 the Company received $10,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matured on May 1, 2007. At June 30, 2011 the Company recorded interest expense and related accrued interest payable of $776.   As of June 30, 2011, the loan principal was repaid in full.

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with an officer.  In consideration of the Company issuing either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non protective apparel use of the intellectual property to the Company.  On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences.  In accordance with In accordance with FASB Accounting Standards Codification No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, the one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized.  As of March 31, 2010, the Company has recorded $120,000 in royalty agreement payable- related party.  On December 21, 2007 the officer extended the due date to July 30, 2008.  On May 30, 2008 the officer extended the due date to March 31, 2009.  On October 10, 2008, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer. On March 30, 2010, the officer extended the due date to the earlier of (a) March 30, 2010 or (b) upon demand by the officer.  On September 8, 2009, a payment of $15,000 was paid to the officer. On October 19, 2009 and December 1, 2009, $10,000 was paid to the officer respectfully.  An additional payment of $10,000 was made on January 15, 2010.  During the quarter ending September 30, 2010 an additional payment of $8,000 was made. During the year ended December 31, 2012 an additional payment of $1,000 was made. As of December 31, 2012, the outstanding balance is $66,000.  Additionally, the accrued expenses are accruing 7% interest per year.  As of December 31, 2012 the Company recorded interest expense and related accrued interest payable of $4,796 (See Note 8(C)).

As of December 31, 2012, the Company owes $576,921 in accrued salary to principal stockholder.    On September, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary will be forgiven by the principal stockholder.  Also, the interest rate was reduced to 3% per year.  In exchange the Company will issue 10,000,000 preferred shares to the principal stockholder no later than September 30, 2011, that date was extended by mutual agreement to December 31, 2012.  As of June 30, 2011, no accrued salary has been converted to Class “A” Common Stock.  On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015.    The term of the agreement is a five year period at an annual salary of $210,000.  There is a 6% annual increase.  The employee is also to receive a 20% bonsus based on the annual based salary.  Any stock, stock options bonuses have to be approved by the board of directors (See Note 7(A)).

KRAIG BIOCRAFT LABORATORIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2012 AND 2011

NOTE 10                   SUBSEQUENT EVENTS (RESTATED)

Management has evaluated subsequent events through April 12, 2013, the date on which the financial statements were available to be issued.

On April 1, 2013 the Company issued 822,368 shares of common stock for $50,000 ($0.05/share).

On March 4, 2013 the Company issued 945,537 shares of common stock for $50,000 ($0.05/share).

On February 19, 2013 the Company issued 961,538 shares of common stock for $50,000 ($0.05/share).

On February 25, 2013 the Company received $150,000 from a principal stockholder.    Pursuant to the terms of the loan, the advance bears interest at 3%, is unsecured and due on demand.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 (“Exchange Act”), the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) (the Company’s principal financial and accounting officer), of the effectiveness of the Company’s disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) as of the end of the period covered by this report. Based upon that evaluation, the Company’s CEO and CFO concluded that the Company’s disclosure controls and procedures are not effective to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act, is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure.

Management's Annual Report on Internal Control Over Financial Reporting.

Our Chief Executive Officer, as the principal executive officer (chief executive officer) and principal financial officer (chief financial officer), is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f) or 15d-15(f). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, our internal controls and procedures may not prevent or detect misstatements. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Our management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012. The framework used by management in making that assessment was the criteria set forth in the document entitled “ Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, our management has determined that as of December 31, 2012, the Company’s internal control over financial reporting was not effective for the purposes for which it is intended based on the following material weaknesses:

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–	We do not have a system in place to ensure all of our consulting agreements are timely reconciled to the financial statements.

–	We failed to property account for the embedded derivative liability associated with the CEO’s employment agreement in our quarterly and annual reports.

We are developing a plan to ensure that all information will be recorded, processed, summarized and reported accurately, and as of the date of this report, we have taken the following steps to address the above-referenced material weaknesses in our internal control over financial reporting:

1.	We will continue to educate our management personnel to increase its ability to comply with the disclosure requirements and financial reporting controls; and

2.	We will increase management oversight of accounting and reporting functions in the future; and

3.	As soon as we can raise sufficient capital or our operations generate sufficient cash flow, we will hire personnel to handle our accounting and reporting functions.

While the first two steps of our remediation process are ongoing, we do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber (and, therefore, may have sufficient cash flow for hiring personnel to handle our accounting and reporting functions).

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's registered public accounting firm because as a smaller reporting company we are not subject to Section 404(b) of the Sarbanes-Oxley Act of 2002.

Changes in Internal Control over Financial Reporting

No change in our system of internal control over financial reporting occurred during the fourth quarter of the fiscal year ended December 31, 2012 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS: COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our sole executive officer and director as of April 12, 2013 is as follows:

NAME	AGE	POSITION	DATE APPOINTED

Kim Thompson	51	President, Chief Executive Officer, Director	April 25, 2006

The following summarizes the occupation and business experience during the past five years for our sole officer and directors.

KIM THOMPSON

Mr. Thompson was a founder of the California law firm of Ching & Thompson which was founded in 1997 where he focused primarily on commercial litigation. He has been a partner in the Illinois law firm of McJessy, Ching & Thompson since 2004 where he also emphasizes commercial and civil rights litigation. Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan. He is the named inventor or co-inventor on a number of provisional patent applications including inventions relating to biotechnology and mechanics. Mr. Thompson is the inventor of the technology concept that lead to the forming of the Company. We believe that Mr. Thompson is well suited to serve as our director because of his knowledge of biotechnology, legal expertise and background in economics.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. Mr. Thompson is employed as the CEO of the company pursuant to a five year employment contract.

Our officer and director has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Our sole director was appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer was appointed by our board of directors and holds office until removed by the board

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Committees

Because our Board of Directors currently consists of only one member, no board committees have been formed as of the filing of this Annual Report. All audit committee functions are performed by Mr. Kim Thompson, as the sole member of our Board of Directors and he is the largest shareholder of the Company and the Company’s Chief Executive Officer and President. Mr. Thompson does not qualify as an “audit committee financial expert” within the applicable definition of the Securities and Exchange Commission.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer. This Code of Ethics was previously filed as an exhibit to our annual report on Form 10-KSB on March 26, 2008.

ITEM 11. EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2012 and 2011 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kim Thompson	2012	$222,600	44,520	0	$0	0	$0	$40,950.81	(1)	$308,070.81
President, CEO, CFO and Director	2011	$210,000	40,000	0	$0	0	$0	$25,120	(2)	$275,120
__________________
1)	In 2012, Kim Thompson received $10,950.81 in medical insurance and medical reimbursement, and $30,000 in retirement fund contributions pursuant to an employment agreement entered into with us.
2)
In 2011, Kim Thompson received $17,039 in medical insurance and medical reimbursement, $8,000 in retirement fund contributions and $81 for automobile expenses pursuant to an employment agreement entered into with us.

Employment Agreements

On November 10, 2010 the Company entered into a five-year employment agreement with the Company’s Chairman and Chief Executive Officer effective as of January 1, 2011. The agreement renews annually so that at all times, the term of the agreement is five years. Pursuant to this agreement, the Company will pay an annual base salary of $210,000 for the period January 1, 2011 through December 31, 2011. Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent. The officer will also be entitled to life, disability, health and dental insurance as well as an annual bonus in an amount equal to 20% of the base salary. The agreement also calls for the retention of the executive as a consultant following the termination of employment with compensation during such consultancy based upon the Company reaching certain milestones:

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a. Upon the expiration or termination of this agreement for any reason, or by either party, Company agrees that it will employ Executive as a consultant for a period of four (4) years and at a rate of $4,500 per month.

b. In the event that Company achieves gross sales of five million dollars ($5,000,000) or more, or one million dollars ($1,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $70,000,000 during the term of this agreement, then the consulting period will be for five (5) years and the consulting rate will be increased to $5,500 per month.

c. In the event that Company achieves gross sales of ten million dollars ($10,000,000) or more, or two million dollars ($2,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $90,000,000 during the term of this agreement, then the consulting period will be for six (6) years and the consulting rate will be increased to $7,500 per month.

The November 10, 2010 employment agreement replaced the prior agreement dated April 26, 2006. On April 26, 2006, the Company entered into its first a five-year employment agreement with the Company’s Chairman and Chief Executive Officer. The agreement renewed annually so that at all times, the term of the agreement was five years. Pursuant to this agreement, the Company agreed to pay an annual base salary of $185,000 for the period May 1, 2006 through December 31, 2006. Base pay will be increased each January 1st, for the subsequent twelve month periods by six percent. The officer will also be entitled to life, disability, health and dental insurance. In addition, the officer received five year warrants to purchase 700,000 shares of common stock at an exercise price of $0.21 per share, eight year warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.33 per share, and nine year warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.40 per share. The warrants fully vested on the date of grant. The agreement also calls for the issuance of warrants and increase in the officer’s base compensation upon the Company reaching certain milestones. The Chief executive subsequently waved all warrants and milestone based compensation to which he would have been entitled under the April 26, 2006 agreement.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 12, 2013 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Class A Common Stock	Kim Thompson 120 N. Washington Square, Suite 805 Lansing, MI 48933	296,054,644	48.85%

Class A Common Stock	All executive officers and directors as a group (1 Person)	296,054,644	48.85%
________
(1) The percent of class is based on 605,176,913 shares of our Class A common stock issued and outstanding as of April 12, 2013.

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Securities authorized for issuance under equity compensation plans

None.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTION, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On October 6, 2006 the Company received $10,000 from a principal stockholder. Pursuant to the terms of the loan, the advance bears interest at 12%, is unsecured and matures on May 1, 2007. At December 31, 2007, the Company recorded interest expense and related accrued interest payable of $776. As of December 31, 2007, the loan principal was repaid.

In April 2006, the Company entered into a Founder’s Stock Purchase and Intellectual Property Transfer Agreement (the “Intellectual Property Agreement”) with its CEO. Pursuant to the Intellectual Property Agreement, the CEO contributed to the Company a provisional patent application pertaining to transgenic expression system for commercial production of certain silk proteins, in exchange for which the Company agreed to (i) issue to the CEO 33,229,200 shares of Class A common stock, (ii) certain royalty payments (which were subsequently waived pursuant to the Addendum), (iii) an exclusive license to use such intellectual property for non-protective apparel (which was subsequently waived pursuant to the Addendum).

On December 26, 2006, the Company entered into an Addendum to the Intellectual Property Agreement (the “Addendum”), pursuant to which the CEO agreed to give up his right to royalty payments for the intellectual property he transferred to the Company as well as an exclusive license to use such intellectual property for non-protective apparel. In exchange for giving up these rights in the Addendum, the Company agreed to use its best reasonable efforts to issue the CEO 200,000 preferred shares within 12 months of the date of the Addendum. The preferred shares would not have any priority to payments of dividends and would not have to have the right to receive dividend payments. However, such preferred shares would have 100 votes per share (20,000,000 votes). If the Company is unable, through the use of its best reasonable efforts, to issue such preferred shares, then the Company will provide its CEO with an alternative cash payment of $120,000 payable on the one year anniversary of the Addendum (Also see Note 6 (C) to the audited financial statements for the year ended December 31, 2009).

On January 1, 2007, the company entered into a one year lease agreement with an officer for office space. The agreement calls for monthly rent of $100 plus the reimbursement to officer for internet services at $50 per month. Payments under the agreement totaled $1,800 for the year ended December 31, 2007. The terms of this agreement became month-to-month on January 1, 2008. Payments under the agreement totaled $2,472 for the year ended December 31, 2009.

As of December 31, 2012, the Company owes $576,921 in accrued salary to principal stockholder. On September, 2010, the Company entered into an addendum to the employment agreement whereby all but $250,000 of unpaid back salary was forgiven by the principal stockholder. Also, the interest rate was reduced to 3% per year. In exchange the Company agreed to issue 10,000,000 preferred shares to the principal stockholder no later then September 30, 2011. As of December 31, 2012, no accrued salary has been converted to Class “A” Common Stock. On November 10, 2010, the Company entered into an addendum to the employment agreement, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors.

Director Independence

Mr. Kim Thompson, our Chief Executive Officer and President, is our sole director. Mr. Thompson does not qualify as independent directors under Rule 10A-3 of the Securities Exchange Act of 1934 and as defined in NASD Marketplace Rule 4200(15).

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ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

For the Company’s fiscal years ended December 31, 2011 and 2012, we were billed approximately $12,000 and $12,500 for professional services rendered for the audit and review of our financial statements.

Audit Related Fees

There were no fees for audit related services for the years ended December 31, 2011 and 2012.

Tax Fees

For the Company’s fiscal years ended December 31, 2011 and 2012, we were not billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended December 31, 2011 and 2012.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

●	approved by our audit committee; or

●
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee's responsibilities to management.

We do not have an audit committee. Our entire board of directors pre-approves all services provided by our independent auditors.

The pre-approval process has just been implemented in response to the new rules. Therefore, our board of directors does not have records of what percentage of the above fees were pre-approved. However, all of the above services and fees were reviewed and approved by the entire board of directors either before or after the respective services were rendered.

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PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

1.	List of Financial Statements.

The following consolidated financial statements of Kraig Biocraft Laboratories, Inc. and Report of PS Stephenson & Co., P.C., Independent Registered Public Accounting Firm, are included in this report:

●	Report of PS Stephenson & Co., P.C., Independent Registered Public Accounting Firm.
●	Balance Sheets at December 31, 2012 (Restated) and 2011
●	Statements of Operations for the years ended December 31, 2012 (Restated) and 2011 and for the period from April 25, 2006 (inception) to December 31, 2012 (Restated)
●	Statements of Stockholders’ Equity/(Deficit) for the period from April 25, 2006 (inception) to December 31, 2012 (Restated)
●	Statements of Cash Flows for the years ended December 31, 2012 (Restated) and 2011 and for the period from April 25, 2006 (inception) to December 31, 2012 (Restated)
●	Notes to Financial Statements for the years ended December 31, 2012 and 2011 and for the period from April 25, 2006 (inception) to December 31, 2012

2.	List of all Financial Statement Schedules.

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

3.	Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Report:

EXHIBIT NUMBER	DESCRIPTION
3.1*	Articles of Incorporation.
3.2	Articles of Amendment (filed as Exhibit 3.2 to the registration statement on Form S-1, SEC File No. 333-162316, filed on October 2, 2009, and incorporated by reference herein).
3.3*	By-Laws.
10.1*
Addendum to the Employment Contract, dated November 6, 2006, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson and Employment Contract, dated as of April 26, 2006, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson.

10.2*	Securities Purchase Agreement between Kraig Biocraft Laboratories and Worth Equity Fund, L.P. and Mutual Release.
10.3*	Securities Purchase Agreement between Kraig Biocraft Laboratories and Lion Equity.
10.4
Amended Letter Agreement, dated September 14, 2009, by and between Kraig Biocraft Laboratories and Calm Seas Capital, LLC. (filed as Exhibit 10.4 to the registration statement on Form S-1, SEC File No. 333-162316, filed on October 2, 2009, and incorporated by reference herein).

10.5
Exclusive License Agreement, effective as of May 8, 2006, by and between The University of Wyoming and Kraig Biocraft Laboratories, Inc. (filed as Exhibit 10.5 to the Form 10-K for the year ended December 31, 2009, filed on April 15, 2010 and incorporated by reference herein).

10.6
Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (filed as Exhibit 10.6 to amendment no. 2 to the registration statement on Form S-1, SEC File No. 333-162316, filed on January 25, 2010, and incorporated by reference herein).

10.7
Intellectual Property/Collaborative Research Agreement, dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac (filed as exhibit 10.7 to the Form 10-K for the year ended December 31, 2009, filed on April 15, 2010 and incorporated by reference herein)

14.1**	Code of Business Conduct and Ethics.
31.1 #	Certification of Chief Executive Officer/Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1 #	Certification of Chief Executive Officer/Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101 #	Interactive data files.
_____
* Filed as an exhibit to the registration statement on Form SB-2 filed with the SEC on September 26, 2007 and incorporated by reference herein.

** Filed as Exhibit 14.1 to the annual report on Form 10-KSB for the year ended December 31, 2007 filed with the SEC on March 26, 2008 and incorporated by reference herein.

# Filed herewith.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Dated: December 24, 2013	By:	/s/ Kim Thompson
Kim Thompson Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS ANNUAL REPORT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Kim Thompson	Chief Executive Officer and Sole Director	December 24, 2013
Kim Thompson

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